Deal CUSIP: [_____]
Term Loan CUSIP: [_____]

$300,000,000
CREDIT AGREEMENT
dated as of May 8, 2012
by and among
W.W. GRAINGER, INC.,
as Borrower,
the Lenders referred to herein,
THE NORTHERN TRUST COMPANY and WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents
U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent
and
U.S. BANK NATIONAL ASSOCIATION
as Lead Arranger and Book Runner

TABLE OF CONTENTS
Page
ARTICLE I

DEFINITIONS 1

Section 1.1	Definitions 1

Section 1.2	General 13

Section 1.3	Other Definitions and Provisions 14

ARTICLE II

CREDIT FACILITY 14

Section 2.1	Loans 14

Section 2.2	Procedures for Borrowing 14

Section 2.3	Repayment of Loans 15

Section 2.4	Noteless Agreement; Evidence of Indebtedness 16

Section 2.5	Expansion Option 16

Section 2.6	Defaulting Lenders 18
ARTICLE III

GENERAL LOAN PROVISIONS 19

Section 3.1	Interest 19

Section 3.2	Notice and Manner of Conversion or Continuation of Loans 21

Section 3.3	Fees 22

Section 3.4	Manner of Payment 22

Section 3.5	Crediting of Payments and Proceeds 22

Section 3.6	Adjustments 23

Section 3.7	Nature of Obligations of Lenders Regarding Loans; Assumption by the Administrative Agent 23

Section 3.8	Changed Circumstances 24

Section 3.9	Indemnity 26

Section 3.10	Capital Requirements 26

Section 3.11	Taxes 27

Section 3.12	Mitigation of Loss; Replacement of Lenders 30

ARTICLE IV

CONDITIONS OF CLOSING AND BORROWING 31

Section 4.1	Conditions to Closing and Initial Loans 31

Section 4.2	Conditions to All Loans 33

ARTICLE V

REPRESENTATIONS AND WARRANTIES 33

Section 5.1	Corporate Existence and Power 33

Section 5.2	Corporate Authorization; No Contravention 34

Section 5.3	Governmental Authorization 34

Section 5.4	Binding Effect 34

Section 5.5	Litigation 34

Section 5.6	No Default 35

Section 5.7	ERISA Compliance 35

Section 5.8	Use of Proceeds; Margin Regulations 35

Section 5.9	Title to Properties 35

Section 5.10	Taxes 36

Section 5.11	Financial Condition 36

Section 5.12	Environmental Matters 36

Section 5.13	Regulated Entities 36

Section 5.14	No Burdensome Restrictions 37

Section 5.15	Subsidiaries 37

Section 5.16	Insurance 37

Section 5.17	Full Disclosure 37

ARTICLE VI

AFFIRMATIVE COVENANTS 38

Section 6.1	Financial Statements 38

Section 6.2	Certificates; Other Information 38

Section 6.3	Notices 39

Section 6.4	Preservation of Corporate Existence, Etc 40

Section 6.5	Maintenance of Property 41

Section 6.6	Insurance 41

Section 6.7	Payment of Obligations 41

Section 6.8	Compliance with Laws 41

Section 6.9	Compliance with ERISA 42

Section 6.10	Inspection of Property and Books and Records 42

Section 6.11	Environmental Laws 42

Section 6.12	Use of Proceeds 42

Section 6.13	OFAC, PATRIOT Act Compliance 42

ARTICLE VII

NEGATIVE COVENANTS 42

Section 7.1	Limitation on Liens 42

Section 7.2	Disposition of Assets 44

Section 7.3	Consolidations and Mergers 44

Section 7.4	Loans and Investments 44

Section 7.5	Limitation on Subsidiary Debt 45

Section 7.6	Transactions with Affiliates 45

Section 7.7	Use of Proceeds 45

Section 7.8	ERISA 46

Section 7.9	Change in Business 46

Section 7.10	Restriction on Subsidiary Dividends 46

ARTICLE VIII

EVENTS OF DEFAULT 46

Section 8.1	Events of Default 46

Section 8.2	Remedies 48

Section 8.3	Rights Not Exclusive 48

ARTICLE IX

THE ADMINISTRATIVE AGENT 48

Section 9.1	Appointment 48

Section 9.2	Delegation of Duties 49

Section 9.3	Exculpatory Provisions 49

Section 9.4	Reliance by the Administrative Agent 49

Section 9.5	Notice of Default 50

Section 9.6	Non-Reliance on the Administrative Agent and Other Lenders 50

Section 9.7	Indemnification 51

Section 9.8	The Administrative Agent in Its Individual Capacity 51

Section 9.9	Resignation of the Administrative Agent; Successor Administrative Agent 51

Section 9.10	No Other Duties, Etc. 51

ARTICLE X

MISCELLANEOUS 52

Section 10.1	Notices 52

Section 10.2	Expenses; Indemnity 53

Section 10.3	Set-off 54

Section 10.4	Governing Law 54

Section 10.5	Jurisdiction and Venue 54

Section 10.6	Reserved 54

Section 10.7	Reversal of Payments 55

Section 10.8	Accounting Matters 55

Section 10.9	Successors and Assigns; Participations 55

Section 10.10	Amendments, Waivers and Consents 58

Section 10.11	Performance of Duties 58

Section 10.12	All Powers Coupled with Interest 58

Section 10.13	Survival of Indemnities 59

Section 10.14	Titles and Captions 59

Section 10.15	Severability of Provisions 59

Section 10.16	Counterparts 59

Section 10.17	Term of Agreement 59

Section 10.18	Advice of Counsel 59

Section 10.19	No Strict Construction 59

Section 10.20	PATRIOT Act Notice 59

Section 10.21	Inconsistencies with Other Documents; Independent Effect of Covenants 60

EXHIBITS

Exhibit A    -    Form of Note
Exhibit B    -    Form of Notice of Borrowing
Exhibit C    -    Form of Notice of Account Designation
Exhibit D    -    Form of Notice of Prepayment
Exhibit E    -    Form of Lender Addition and Acknowledgment Agreement
Exhibit F    -    Form of Notice of Conversion/Continuation
Exhibit G    -    Form of Assignment and Acceptance

SCHEDULES

Schedule 1.1    -    Lenders and Commitments
Schedule 5.5    -    Litigation
Schedule 5.7    -    ERISA
Schedule 5.15    -    Subsidiaries and Material Equity Investments
Schedule 5.16    -    Insurance Matters
Schedule 7.1    -    Existing Liens

CREDIT AGREEMENT, dated as of the 8th day of May, 2012, by and among W.W. GRAINGER, INC., an Illinois corporation, as Borrower, the lenders who are or may become a party to this Agreement, as Lenders, U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders.
STATEMENT OF PURPOSE
The Borrower has requested, and the Lenders have agreed, to extend certain credit facilities to the Borrower on the terms and conditions of this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1    Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:
“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Borrower or the Subsidiary is the surviving entity.
“Administrative Agent” means U.S. Bank National Association in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 9.9.
“Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 10.1(c).
“Affiliate” means, with respect to any Person, any other Person (other than a Subsidiary of the Borrower) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term “control” means (a) the power to vote twenty-five percent (25%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Aggregate Commitment” means the aggregate amount of the Lenders’ Commitments hereunder, as such amount may be reduced or otherwise modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be Three Hundred Million Dollars ($300,000,000).

“Agreement” means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.
“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.
“Applicable Margin” shall have the meaning assigned thereto in Section 3.1(c).
“Asset Sale” shall have the meaning assigned thereto in Section 7.2.
“Assignment and Acceptance” shall have the meaning assigned thereto in Section 10.9(b).
“Augmenting Lender” shall have the meaning assigned thereto in Section 2.5(b).
“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).
“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 1/2 of 1% and (c) the LIBOR Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) for Dollars plus 1.00%, provided that, for the avoidance of doubt, the LIBOR Rate for any day shall be based on the rate reported by the applicable financial information service at approximately 11:00 a.m. London time on such day; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate or the LIBOR Rate.
“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 3.1(a).
“Benefited Lender” shall have the meaning assigned thereto in Section 3.6.
“Borrower” means W.W. Grainger, Inc., an Illinois corporation, in its capacity as borrower hereunder.
“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Chicago, Illinois and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.
“Capital Lease” means any lease of any property by the Borrower or any of its Subsidiaries, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries; provided that all leases of any Person that are or would be characterized as operating leases in accordance with GAAP on January 1, 2011 (whether or not such operating leases were in effect on such date) shall continue to be accounted for as operating leases (and not as Capital Leases) for purposes of this Agreement regardless of any change in GAAP following January 1, 2011 that would otherwise require such leases to be recharacterized as Capital Leases.
“Change of Control” means any one or more of the following:
(a)the acquisition or holding by any person, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than by any Exempt Person, the Borrower, any Subsidiary, or any employee benefit plan of the Borrower or a Subsidiary of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then-outstanding common stock or the combined voting power of the Borrower’s then-outstanding voting securities entitled to vote generally in the election of directors (“Voting Power”); provided that no such person, entity or group shall be deemed to own beneficially any securities held by the Borrower or a Subsidiary or any employee benefit plan (or any related trust) of the Borrower or a Subsidiary; or
(b)    individuals who, as of the Closing Date, constitute the board of directors of the Borrower (the “Incumbent Board”) cease for any reason to constitute at least a majority of the board of directors of the Borrower; provided that any individual who becomes a director after the Closing Date whose election or nomination for election by the Borrower’s shareholders was approved by at least a majority of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 under the Exchange Act) relating to the election of the directors of the Borrower) shall be deemed to be members of the Incumbent Board.
“Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 4.1 shall be satisfied or waived in all respects in a manner acceptable to the Administrative Agent, in its sole discretion.
“Code” means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or modified from time to time.
“Commitment” means, as to any Lender, the obligation of such Lender to make Loans to the Borrower hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1 hereto, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.
“Consolidated” means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.
“Consolidated Tangible Net Worth” means, at any date, on a Consolidated basis for the Borrower and its Subsidiaries, in accordance with GAAP, Consolidated stockholders equity of the Borrower and its Subsidiaries minus the aggregate amount of any intangible assets of the Borrower and its Subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names.

“Contingent Obligation” means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Debt, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a “Guaranty Obligation”); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Hedging Agreement. The amount of any Contingent Obligation shall (a) in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, (b) in the case of Hedging Agreements, be determined in accordance with the definition of “Hedging Agreement” herein and (c) in the case of other Contingent Obligations, be equal to the maximum reasonably anticipated liability in respect thereof.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.
“Co-Syndication Agents” means each of The Northern Trust Company and Wells Fargo Bank, National Association, in their respective capacities as syndication agent hereunder, and any successor thereto.
“Credit Facility” means the term loan credit facility established pursuant to Article II.
“Debt” means, with respect to the Borrower and its Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all liabilities for the deferred purchase price of property acquired by such Person, except trade payables arising in the ordinary course of business not more than ninety (90) days past due, (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Contingent Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, and banker’s acceptances issued for the account of any such Person, (g) all obligations of any such Person to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock or other securities or partnership interests of such Person, and (h) all net payment obligations incurred by any such Person pursuant to Hedging Agreements.
“Debt Rating” shall have the meaning assigned thereto in Section 3.1(c).
“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans within one Business Day of the date required in the determination of the Administrative Agent to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations (i) under this Agreement or (ii) under other agreements in which it is obligated to extend credit unless, in the case of this clause (ii), such obligation is the subject of a good faith dispute, (c) failed, within one Business Day after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided, that a Lender shall not become a Defaulting Lender solely as the result of (x) the acquisition or maintenance of an ownership interest in such Lender or a Person controlling such Lender or (y) the exercise of control over a Lender or a Person controlling such Lender, in each case, by a Governmental Authority or an instrumentality thereof.
“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.
“Eligible Assignee” means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $1,000,000,000, (b) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and Development, or a political subdivision of any such country, having combined capital and surplus in excess of $1,000,000,000 so long as such commercial bank is rated at least A- by Standard & Poor’s or A3 by Moody’s, (c) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (d) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, (e) an Affiliate of the assigning Lender that is sufficiently creditworthy that there is no reasonable doubt as to its ability to performs its obligations hereunder or (f) any other Person that has been approved in writing as an Eligible Assignee by the Borrower (other than upon the occurrence and during the continuance of any Event of Default) and the Administrative Agent.
“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.
“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.
“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.
“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended, or modified from time to time.
“ERISA Affiliate” means any Person who together with the Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.
“Eurodollar Reserve Percentage” means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.
“Event of Default” means any of the events specified in Section 8.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.
“Exchange Act” means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

“Exempt Person” means any of the following:
(a)    any descendant of W.W. Grainger, or any spouse, widow or widower of such descendant (such descendants, spouses, widows and widowers collectively defined as the “Grainger Family Members”);
(b)    any descendant of E.O. Slavik or any spouse, widow or widower of any such descendant (such descendants, spouses, widows and widowers collectively defined as the “Slavik Family Members” and with the Grainger Family Members collectively defined as the “Family Members”);
(c)    any trust which is in existence on the date of this Agreement and which has been established by one or more Grainger Family Members, any estate of a Grainger Family Member who died on or before the date of this Agreement, and The Grainger Foundation (such trusts, estates and named entity collectively defined as the “Grainger Family Entities”);
(d)    any trust which is in existence on the date of this Agreement and which has been established by one or more Slavik Family Members, any estate of a Slavik Family Member who died on or before the date of this Agreement, Mark IV Properties, Inc., and Mountain Capital Corporation (such trusts, estates and named entities collectively defined as the “Slavik Family Entities” and with the Grainger Family Entities collectively defined as the “Existing Family Entities”);
(e)    any estate of a Family Member who dies after the date hereof, or any trust established after the date hereof by one or more Family Members or Existing Family Entities; provided that one or more Family Members, Existing Family Entities or charitable organizations which qualify as exempt organizations under Section 501(c) of the Code (“Charitable Organizations”), collectively, are the beneficiaries of at least fifty percent (50%) of the actuarially-determined beneficial interests in such estate or trust;
(f)    any Charitable Organization which is established by one or more Family Members or Existing Family Entities (a “Family Charitable Organization”);
(g)    any corporation of which a majority of the voting power and a majority of the equity interest is held, directly or indirectly, by or for the benefit of one or more Family Members, Existing Family Entities, estates or trusts described in clause (e) above, or Family Charitable Organizations; and
(h)    any partnership or other entity or arrangement of which a majority of the voting interest and a majority of the economic interest is held, directly or indirectly, by or for the benefit of one or more Family Members, Existing Family Entities, estates or trusts described in clause (e) above, or Family Charitable Organizations.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then “Federal Funds Rate” shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Chicago time). Rates for weekends or holidays shall be the same as the rate for the most immediately preceding Business Day.
“Fee Letter” means that certain Fee Letter, dated as of April 2, 2012, by and between the Borrower and the Administrative Agent, as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time.
“FRB” means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.
“GAAP” means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrower and its Subsidiaries throughout the period indicated and (subject to Section 10.8) consistent with the prior financial practice of the Borrower and its Subsidiaries.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central. bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
“Guaranty Obligations” shall have the meaning assigned thereto in definition of Contingent Obligation.
“Hazardous Materials” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedging Agreement” means any agreement with respect to any Interest Rate Contract, agreement, commodity swap, forward foreign exchange agreement, currency swap agreement, cross-currency rate swap agreement, currency option agreement or other agreement or arrangement designed to alter the risks of any Person arising from fluctuations in rates, currency values or commodity prices, all as amended, restated, supplemented or otherwise modified from time to time.
“Increasing Lender” shall have the meaning assigned thereto in Section 2.5(a).
“Incremental Term Loan” shall have the meaning assigned thereto in Section 2.5.
“Incremental Term Loan Amendment” shall have the meaning assigned thereto in Section 2.5(c).
“Independent Auditor” shall have the meaning assigned thereto in Section 6.1(a).
“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.
“Interest Rate Contract” means any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, interest rate option or any other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement, all as amended, restated, supplemented or otherwise modified from time to time.
“Investments” shall have the meaning assigned thereto in Section 7.4.
“Lender” means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 10.9.
“Lender Addition and Acknowledgment Agreement” shall have the meaning assigned thereto in Section 2.5(a).
“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Ratable Share of the Loans.
“LIBOR Interest Period” shall have the meaning assigned thereto in Section 3.1(b)(i).
“LIBOR Rate” means the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to the applicable LIBOR Interest Period which appears on the Reuters Screen LIBOR 01 Page (or any successor page) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable LIBOR Interest Period. If, for any reason, such rate does not appear on Reuters Screen LIBOR 01 Page (or any successor page), then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable LIBOR Interest Period for a period equal to such LIBOR Interest Period. Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.
“LIBOR Rate Loan” means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 3.1(a).
“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement), the interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the foregoing, but not including the interest of a lessor under an operating lease.
“Loan Documents” means, collectively, this Agreement, the Notes, the Fee Letter, and each other document, instrument, certificate and agreement executed and delivered by the Borrower or any Subsidiary thereof in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Hedging Agreement), all as may be amended, restated, supplemented or otherwise modified from time to time.
“Loans” means any term loan made to the Borrower pursuant to Section 2.1, and all such term loans collectively as the context requires.
“Margin Stock” means “margin stock” as such term is defined in Regulation U of the FRB.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, properties or financial condition of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower or any Subsidiary to perform its obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Subsidiary of any Loan Document.
“Maturity Date” means November 30, 2016.
“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding six (6) years.
“Non-Excluded Taxes” shall have the meaning assigned thereto in Section 3.11(a).

“Notes” means the collective reference to the term loan notes that may be made by the Borrower payable to the order of each Lender at the request of such Lender pursuant to Section 2.4(d), Section 2.5 or Section 10.9(e), substantially in the form of Exhibit A hereto, evidencing the Credit Facility, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; “Note” means any of such Notes.
“Notice of Account Designation” shall have the meaning assigned thereto in Section 2.2(b).
“Notice of Borrowing” shall have the meaning assigned thereto in Section 2.2(a).
“Notice of Conversion/Continuation” shall have the meaning assigned thereto in Section 3.2.
“Notice of Prepayment” shall have the meaning assigned thereto in Section 2.3(b).
“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) all existing or future payment and other obligations owing by the Borrower under any Hedging Agreement (which such Hedging Agreement is permitted hereunder) with any Person that is a Lender hereunder at the time such Hedging Agreement is executed (all such obligations with respect to any such Hedging Agreement, “Hedging Obligations”) and (c) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent, in each case under or in respect of this Agreement, any Note, or any of the other Loan Documents of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual, liquidated or unliquidated, and whether or not evidenced by any note.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.
“Organization Documents” means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.
“Other Taxes” shall have the meaning assigned thereto in Section 3.11(b).
“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001), as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for the employees of the Borrower or any ERISA Affiliates or (b) has at any time within the preceding six (6) years been maintained for the employees of the Borrower or any of its current or former ERISA Affiliates.
“Permitted Acquisition” means an Acquisition (i) with respect to which the target (or its board of directors or equivalent governing body) has not announced that it will oppose such Acquisition or commenced any litigation which alleges that such Acquisition violates or will violate any Applicable Law and (ii) which occurs when no Event of Default or Unmatured Event of Default exists or will result therefrom.
“Person” means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.
“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by U.S. Bank National Association or its parent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by U.S. Bank National Association or its parent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“Ratable Share” means, as to any Lender at any time, the ratio of (a) the amount of the outstanding Loans of such Lender at such time to (b) the aggregate outstanding Loans of all of the Lenders at such time, expressed as a percentage.
“Register” shall have the meaning assigned thereto in Section 10.9(d).
“Replaced Lender” shall have the meaning assigned thereto in Section 3.12(c).
“Replacement Lender” shall have the meaning assigned thereto in Section 3.12(c).
“Required Lenders” means, at any date, any combination of Lenders whose Ratable Shares aggregate more than fifty percent (50%) of the aggregate outstanding Loans of all of the Lenders at such date.
“Responsible Officer” means any of the following: (i) the Chief Executive Officer of the Borrower, (ii) the Chairman of the Board of the Borrower, (iii) the President of the Borrower, (iv) the Senior Vice President and Chief Financial Officer of the Borrower, and (v) the Vice President and Treasurer of the Borrower, or any other officer of the Borrower reasonably acceptable to the Administrative Agent.
“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/sanctions/index.html, or as otherwise published from time to time.

“Sanctioned Person” means (i) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc. or any successor thereto.
“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by such Person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Borrower.
“Surety Instruments” means all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds and similar instruments.
“Taxes” shall have the meaning assigned thereto in Section 3.11(a).
“Threshold Amount” means $100,000,000.
“United States” means the United States of America.
“Unmatured Event of Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.
“Wholly-Owned” means, with respect to a Subsidiary, that all of the shares of capital stock or other ownership interests of such Subsidiary are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than the Borrower).
Section 1.2    General. Unless otherwise specified, a reference in this Agreement to a particular article, section, subsection, Schedule or Exhibit is a reference to that article, section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

Section 1.3    Other Definitions and Provisions.
(a)    Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.
(b)    Miscellaneous. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

ARTICLE II
CREDIT FACILITY

Section 2.1    Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make Loans to the Borrower on the Closing Date in a principal amount equal to its Commitment. To the extent repaid, Loans may not be reborrowed.
Section 2.2    Procedures for Borrowing.
(a)    Requests for Borrowing. The Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form attached hereto as Exhibit B (a “Notice of Borrowing”) not later than 11:00 a.m. (Chicago time) (i) on the same Business Day of a proposed borrowing comprised of Base Rate Loans and (ii) at least three (3) Business Days prior to the proposed borrowing date in the case of a borrowing comprised of LIBOR Rate Loans, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be, (x) with respect to Base Rate Loans in an aggregate principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof, and (y) with respect to LIBOR Rate Loans in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, (C) whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, and (D) in the case of a LIBOR Rate Loan, the duration of the LIBOR Interest Period applicable thereto; provided, that in the case of a borrowing comprised of LIBOR Rate Loans on the Closing Date, the Borrower shall also deliver to the Administrative Agent with any Notice of Borrowing a LIBOR funding indemnity letter in form and substance reasonably acceptable to the Administrative Agent. A Notice of Borrowing received after 11:00 a.m. (Chicago time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.
(b)    Disbursement of Loans. Not later than 2:00 p.m. (Chicago time) on the proposed borrowing date, each Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender’s Ratable Share of the Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.2 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form of Exhibit C hereto (a “Notice of Account Designation”) delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to Section 3.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of the Loans requested pursuant to this Section 2.2 to the extent that any Lender has not made available to the Administrative Agent its Ratable Share of such Loan.
Section 2.3    Repayment of Loans.
(a)    Mandatory Repayments. Except to the extent due or paid sooner pursuant to the provisions of this Agreement, the Borrower will repay the outstanding principal amount of the Loans on the dates set forth below in amounts calculated by multiplying the payment percentages set forth below by the principal amount of the Loans as of the date such Loans were advanced; provided, that any scheduled principal payments shall be reduced by any prepayment amounts paid pursuant to Section 2.3(b):

Date	Payment Percentage
August 31, 2012	0.000%
November 30, 2012	0.000%
February 28, 2013	0.000%
May 31, 2013	0.000%
August 31, 2013	1.250%
November 30, 2013	1.250%
February 28, 2014	1.250%
May 31, 2014	1.250%
August 31, 2014	1.875%
November 30, 2014	1.875%
February 28, 2015	1.875%
May 31, 2015	1.875%
August 31, 2015	2.500%
November 30, 2015	2.500%
February 29, 2016	2.500%
May 31, 2016	2.500%
August 31, 2016	2.500%
Maturity Date	Remainder
Except to the extent due or paid sooner pursuant to the provisions of this Agreement, the aggregate outstanding principal of the Loans shall be due and payable in full on the Maturity Date.
(b)    Optional Prepayments. The Borrower may at any time and from time to time repay the Loans, in whole or in part, upon at least three (3) Business Days’ irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans and one (1) Business Day irrevocable notice with respect to Base Rate Loans, substantially in the form attached hereto as Exhibit D (a “Notice of Prepayment”) specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans, Base Rate Loans or a combination thereof, and, if a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of (i) $3,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Base Rate Loans and (ii) $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 3.9. Each prepayment of the Loans made pursuant to this Section 2.3(b) shall be applied to reduce the outstanding principal amount of the Loans with such reduction to be applied to the remaining scheduled principal payments on a pro rata basis.
(c)    Limitation on Repayment of LIBOR Rate Loans. The Borrower may not repay any LIBOR Rate Loan on any day other than on the last day of the LIBOR Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 3.9.
Section 2.4    Noteless Agreement; Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)    The Administrative Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder and the LIBOR Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (c) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
(c)    The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.
(d)    Any Lender may request that its Loans be evidenced by a Note appropriately completed in substantially the form of Exhibit A. In such event, the Borrower shall prepare, execute and deliver to such Lender such Note or Notes payable to the order of such Lender. Thereafter, the Loans evidenced by any such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 10.9) be represented by such Notes, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (a) and (b) above.
Section 2.5    Expansion Option. At any time prior to the Maturity Date, the Borrower shall have the right from time to time upon not less than ten (10) Business Days’ prior written notice to the Administrative Agent to enter into one or more tranches of term loans (each an “Incremental Term Loan”); provided that (i) as of the date of each such request and on the date each such Incremental Term Loan takes effect, (A) the representations and warranties contained in Article V shall be true and correct (other than the representations and warranties contained in Section 5.5 and Section 5.11(b)) and (B) no Unmatured Event of Default or Event of Default shall have occurred and be continuing, or would result from entering into such Incremental Term Loans, (ii) no Lender shall have any obligation to participate in such Incremental Term Loans, (iii) the Borrower shall only be permitted to request such Incremental Term Loans on three (3) separate occasions, (iv) each such request shall be in a minimum principal amount of $25,000,000 or any whole multiple of $10,000,000 in excess thereof and (v) in no event shall the aggregate outstanding principal amount of all Loans inclusive of such Incremental Term Loans at any time exceed $450,000,000; provided further that:
(a)    Any participation in Incremental Term Loans by any Lender or Lenders who are at the time of such participation party to this Agreement (which Lender or Lenders shall consent to such participation in their sole and absolute discretion) (an “Increasing Lender”) shall be accomplished as follows: (i) this Agreement will be amended by the Borrower, the Administrative Agent and such Increasing Lender(s) (but without any requirement that the consent of any other Lenders be obtained) to reflect the Ratable Share of the Incremental Term Loans of each of the Increasing Lenders, (ii) if requested, the Borrower will deliver new Note(s) to the requesting Increasing Lender(s) reflecting the Ratable Shares of such Increasing Lender(s) of the Incremental Term Loans and (iii) the Borrower and each such Increasing Lender shall execute and deliver to the Administrative Agent a Lender Addition and Acknowledgment Agreement (“Lender Addition and Acknowledgment Agreement”) substantially in the form of Exhibit E attached hereto;
(b)    Any participation in Incremental Term Loans by a new Lender (an “Augmenting Lender”) under this Agreement shall be accomplished as follows: (i) such Augmenting Lender shall be subject to the consent of the Administrative Agent and the Borrower, which consent shall not be unreasonably withheld, (ii) this Agreement will be amended pursuant to an Incremental Term Loan Amendment (defined below) by the Borrower, the Administrative Agent and such Augmenting Lender (but without any requirement that the consent of any other Lenders be obtained) to reflect the addition of such Augmenting Lender as a Lender hereunder, (iii)  if requested the Borrower will deliver a Note to such Augmenting Lender and (iv) the Borrower and each such Augmenting Lender shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, a Lender Addition and Acknowledgment Agreement substantially in the form of Exhibit E attached hereto.
(c)    The Incremental Term Loans shall be subject to the same terms and conditions applicable to the initial Loans hereunder, and shall in all respects be treated the same as the initial Loans, except as provided below with respect to interest rates. Each tranche of Incremental Term Loans (i) shall rank pari passu in right of payment with the initial Loans, (ii) shall not mature earlier than the Maturity Date, (iii) shall amortize pursuant to the schedule set forth in Section 2.3(a) and (iv) shall be subject to such interest rate (and the Applicable Margin related thereto) on each Incremental Term Loan as shall be agreed between the Borrower and the Increasing Lenders participating in a tranche of Incremental Term Loans, and in the absence of such agreement, to the interest rates and Applicable Margin related thereto set forth in Section 3.1. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement, including the Commitments on

Schedule 1.1, and, as appropriate, the other Loan Documents, executed by the Borrowers, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.5. Nothing contained in this Section 2.5 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to provide Incremental Term Loans at any time.
Section 2.6    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    the Ratable Share of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.10); and
(b)    any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise but excluding Section 3.12) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, to the funding of any Loan which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (iii) third, if so determined by the Administrative Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (iv) fourth, to the payment of any amounts owing to the Borrower or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (v) fifth, if so determined by the Administrative Agent, distributed to the Lenders other than the Defaulting Lender until the ratio of the outstanding credit exposure of such Lenders with respect to Loans to the aggregate outstanding exposure of all Lenders with respect to Loans equals such ratio immediately prior to the Defaulting Lender’s failure to fund any portion of any Loans and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction.
Nothing contained in the foregoing shall be deemed to constitute a waiver by the Borrower of any of its rights or remedies (whether in equity or law), including against any Lender which fails to fund any of its Loans hereunder at the time or in the amount required to be funded under the terms of this Agreement.

ARTICLE III

GENERAL LOAN PROVISIONS
Section 3.1    Interest.
(a)    Interest Rate Options. Subject to the provisions of this Section 3.1, at the election of the Borrower, Loans shall bear interest at (i) the Base Rate plus the Applicable Margin for Base Rate Loans as set forth in Section 3.1(c) or (ii) the LIBOR Rate plus the Applicable Margin for LIBOR Rate Loans as set forth in Section 3.1(c) (provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date unless the Borrower shall have delivered to the Administrative Agent prior to funding of the Loans on the Closing Date a LIBOR funding indemnity letter in form and substance reasonably satisfactory to the Administrative Agent). The Borrower shall select the rate of interest and LIBOR Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given pursuant to Section 2.2 or at the time a Notice of Conversion/Continuation is given pursuant to Section 3.2. Each Loan or any portion thereof bearing interest based on the Base Rate shall be a “Base Rate Loan”, and each Loan or any portion thereof bearing interest based on the LIBOR Rate shall be a “LIBOR Rate Loan”. Any Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.
(b)    Interest Periods.
(i)    In connection with each LIBOR Rate Loan, the Borrower, by giving notice at the times described in Section 3.1(a), shall elect an interest period (each, a “LIBOR Interest Period”) to be applicable to such Loan, which LIBOR Interest Period shall be a period of one (1), two (2), three (3), six (6) or, subject to approval of all of the Lenders, nine (9) or twelve (12) months with respect to each LIBOR Rate Loan; provided that:
(A)    each LIBOR Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive LIBOR Interest Periods, each successive LIBOR Interest Period shall commence on the date on which the immediately preceding LIBOR Interest Period expires;
(B)    if any LIBOR Interest Period would otherwise expire on a day that is not a Business Day, such LIBOR Interest Period shall expire on the next succeeding Business Day; provided, that if any LIBOR Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such LIBOR Interest Period shall expire on the immediately preceding Business Day;
(C)    any LIBOR Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such LIBOR Interest Period; and
(D)    no LIBOR Interest Period shall extend beyond the Maturity Date.
(ii)    There shall be no more than six (6) LIBOR Interest Periods in effect at any time.
(c)    Applicable Margin. The Applicable Margin provided for in Section 3.1(a) with respect to any Loan (the “Applicable Margin”) shall be based upon the table set forth below and determined by reference to the most recently announced senior unsecured long-term, non-credit enhanced debt rating (“Debt Rating”) of the Borrower as determined by Standard & Poor’s and Moody’s as set forth below.

Pricing Level	Debt Rating (Moody’s)	Debt Rating (S&P)	Applicable LIBOR Margin	Applicable Base Rate Margin
I	≥ Aa3	≥ AA-	1.000%	0.000%
II	A1	A+	1.125%	0.125%
III	A2	A	1.250%	0.250%
IV	A3	A-	1.500%	0.500%
V	≤ Baa1	≤BBB+	2.000%	1.000%
In the event that both Moody’s and Standard & Poor’s shall not have in effect a Debt Rating (other than by reason of the circumstances referred to in the last sentence of this paragraph), then such Debt Rating shall be deemed to be at Pricing Level V. In the event that either of Moody’s or Standard & Poor’s shall not have in effect a Debt Rating (other than by reason of the circumstances referred to in the last sentence of this paragraph), then such Debt Rating shall be deemed to be at the Pricing Level corresponding to the Debt Rating by Moody’s or Standard & Poor’s (whichever does have a Debt Rating in effect as of such date) that is in effect on such date. In the event that the corresponding Debt Ratings publicly announced by Standard & Poor’s and Moody’s listed above differ by (i) one level, the Applicable Margin shall be based upon the Pricing Level which corresponds to the Debt Rating which is the higher of such announced Debt Ratings, and (ii) two or more levels, the Applicable Margin shall be based upon the Pricing Level which corresponds to the Debt Rating which is one rating below the higher of such announced Debt Ratings. Any change in the Applicable Margin shall be effective on the date upon which a change in the Borrower’s applicable Debt Rating is announced or is made publicly available. In all cases, the Borrower shall notify the Administrative Agent of any change in the applicable Debt Rating within five (5) Business Days of the date upon which such change is announced or publicly made available. If the rating system of Moody’s and Standard & Poor’s shall change, or if both of such rating agencies shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agencies and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the Debt Rating most recently in effect prior to such change or cessation.

(d)    Default Rate. Subject to Section 8.3, at the request or with the consent of the Required Lenders upon the occurrence and during the continuance of an Event of Default (except for an Event of Default under Section 8.1(a), Section 8.1(f) or Section 8.1(g), for which no such request by or consent of the Required Lenders shall be required) (i) the Borrower shall no longer have the option to request LIBOR Rate Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the applicable LIBOR Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans and (iii) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Loans after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.
(e)    Interest Payment and Computation. Interest shall be payable (i) with respect to each Base Rate Loan, in arrears on the last Business Day of each calendar quarter commencing June 30, 2012 and (ii) with respect to each LIBOR Rate Loan, on the last day of each LIBOR Interest Period applicable thereto, and if such LIBOR Interest Period extends over three (3) months, at the end of each three (3) month interval during such LIBOR Interest Period. Interest on LIBOR Rate Loans and all fees payable hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed and interest on Base Rate Loans shall be computed on the basis of a 365/66-day year and assessed for the actual number of days elapsed.
(f)    Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Loans charged or collected pursuant to the terms of this Agreement or pursuant to any of the Loans exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations on a pro rata basis. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.
Section 3.2    Notice and Manner of Conversion or Continuation of Loans. Provided that no Unmatured Event of Default or Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time following the third Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any LIBOR Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit F (a “Notice of Conversion/Continuation”) not later than 11:00 a.m. (Chicago time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the LIBOR Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the LIBOR Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.
Section 3.3    Fees. The Borrower agrees to pay to the Administrative Agent the fees set forth in the Fee Letter in the amounts and at the times required by the terms thereof.
Section 3.4    Manner of Payment. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (Chicago time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders (other than as set forth below) pro rata in accordance with their respective Ratable Shares (except as specified below), in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Chicago time) on such day shall be deemed a payment on such date for the purposes of Section 8.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Chicago time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its Ratable Share (except as specified below) and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Section 3.8, 3.9, 3.10, 3.11 or 10.2 shall be paid to the Administrative Agent for the account of the applicable Lender. If any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.
Section 3.5    Crediting of Payments and Proceeds. In the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 8.2, all payments received by the Lenders upon the Loans and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied: (a)  first to all expenses then due and payable by the Borrower hereunder and under the other Loan Documents, (b) then to all indemnity obligations then due and payable by the Borrower hereunder and under the other Loan Documents, (c) then to all Administrative Agent’s fees then due and payable, (d) then to accrued and unpaid interest on the Loans (in accordance with the Ratable Shares of the Lenders) and (e) then to the principal amount of the Loans (in accordance with the Ratable Shares of the Lenders).

Section 3.6    Adjustments. If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or interest thereon, or if any Lender shall at any time receive any collateral in respect to the Obligations owing to it (whether voluntarily or involuntarily, by set-off or otherwise) (other than pursuant to Section 3.8, 3.9, 3.10, 3.11 or 10.2) in excess of its Ratable Share, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender’s Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.
Section 3.7    Nature of Obligations of Lenders Regarding Loans; Assumption by the Administrative Agent. The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 2.3(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of (a) the amount not made available by such Lender in accordance with the terms hereof, times (b) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such amount not made available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section 3.7 shall be conclusive, absent manifest error. If such Lender’s Ratable Share of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days after such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make available its Ratable Share of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Ratable Share of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Ratable Share of such Loan available on the borrowing date.

Section 3.8    Changed Circumstances.
(a)    Circumstances Affecting LIBOR Rate Availability. If with respect to any LIBOR Interest Period the Administrative Agent or any Lender (after consultation with the Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via the Reuters Screen LIBOR 01 Page or offered to the Administrative Agent or such Lender for such LIBOR Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon, on the last day of the then current LIBOR Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such LIBOR Interest Period.
(b)    Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, including, notwithstanding the foregoing, all requests, rules, guidelines or directives (x) in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or (y) promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, in each case of clauses (x) and (y), regardless of the date enacted, adopted, issued, promulgated or implemented, or compliance by any Lender or applicable Lending Office with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor their obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current LIBOR Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such LIBOR Interest Period.
(c)    Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency, including, notwithstanding the foregoing, all requests, rules, guidelines or directives (x) in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or (y) promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, in each case of clauses (x) and (y), regardless of the date enacted, adopted, issued, promulgated or implemented, or compliance by any Lender or applicable Lending Office with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:
(i)    shall (except as provided in Section 3.11(e)) subject the Administrative Agent or any Lender to any taxes, levies, imposts, deductions, charges, fees, assessments or withholdings (other than (A) Taxes, (B) amounts excluded by Section 3.11(a) and (C) Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; provided that the Borrower shall not be obligated to pay any amounts pursuant to this Section 3.8(c)(i) to the extent that such amounts are duplicative of any amounts paid by the Borrower pursuant to Section 3.11; or
(ii)    shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System except as provided in Section 3.8(d)), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Loan;
and the result of any of the foregoing events described in clause (i) or (ii) above is to increase the costs to the Administrative Agent or any of the Lenders of maintaining any Loan or to reduce the yield or amount of any sum received or receivable by the Administrative Agent or any of the Lenders under this Agreement or under the Notes in respect of a Loan, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrower of the fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrower shall pay to the Administrative Agent or such Lender, as the case may be, such additional amount or amounts as will compensate the Administrative Agent, such Lender or Lenders for such increased cost or reduction. The Administrative Agent will promptly notify the Borrower of any event of which it has knowledge which will entitle the Administrative Agent or such Lender to compensation pursuant to this Section 3.8(c); provided, that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrower in the event it fails to do so. The amount of such compensation shall be determined, in the Administrative Agent’s or the applicable Lender’s sole discretion, if applicable, based upon the assumption that such Lender funded its Ratable Share of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth in reasonable detail the basis for determining such amount or amounts necessary to compensate the Administrative Agent or such Lender, together with supporting documentation or calculations, shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for in the absence of facts or circumstances indicating that it has been made in error.
Notwithstanding the foregoing in this Section 3.8(c), if any Lender fails to notify the Borrower of any event which would entitle such Lender to compensation pursuant to this Section 3.8 within one hundred twenty (120) days after such Lender or the Administrative Agent obtains knowledge of such event, then such Lender or the Administrative Agent shall not be entitled to any compensation from the Borrower for any such increased cost or reduction of return arising prior to the date which is one hundred twenty (120) days before the date on which such Lender or the Administrative Agent notifies the Borrower of such event. Amounts payable under this Section 3.8 shall be without duplication of amounts payable under Section 3.9, 3.10 or 3.11.
(d)    Eurodollar Reserve Compensation. Each Lender may require the Borrower to pay, contemporaneously with each payment of interest on any LIBOR Rate Loan, additional interest at a rate per annum determined by such Lender up to but not exceeding the excess of (i)(A) the applicable LIBOR Rate divided by (B) one minus the Eurodollar Reserve Percentage for such day over (ii) the applicable LIBOR Rate. Any Lender desiring to require payment of such additional interest shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the LIBOR Rate Loans of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each LIBOR Interest Period commencing at least three Business Days after the giving of such notice.
Section 3.9    Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the LIBOR Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender’s reasonable discretion, based upon the assumption that such Lender funded its Ratable Share of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth in reasonable detail the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.
Section 3.10    Capital Requirements. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which such Lender or such other corporation could have achieved but for such introduction, change or compliance, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrower of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent will promptly notify the Borrower of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 3.10; provided, that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrower in the event it fails to do so. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes. In the event the Lenders shall be advised by any Governmental Authority or shall otherwise determine on the basis of pronouncements of any Governmental Authority that such understanding is incorrect, it is agreed that the Lenders will be entitled to make claims under this Section 3.10 (each such claim to be made within a reasonable period of time after the period to which it relates) based upon market requirements prevailing on the date hereof for commitments under comparable credit facilities against which capital is required to be maintained.
Section 3.11    Taxes.
(a)    Payments Free and Clear. Except as otherwise provided in Section 3.11(e), any and all payments by the Borrower hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, assessments or withholding, and all liabilities with respect thereto now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (including any interest, additions to tax and penalties) (collectively, “Taxes”) excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof, (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender’s Lending Office or any political subdivision thereof and (iii) any U.S. federal withholding Tax pursuant to FATCA (all non-excluded Taxes, “Non-Excluded Taxes” and all such excluded Taxes, “Excluded Taxes”). If the Borrower or the Administrative Agent shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (A) except as otherwise provided in Section 3.11(e), the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 3.11) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions or withholdings been made, (B) the Borrower or the Administrative Agent, as applicable, shall make such deductions or withholdings, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with Applicable Law, and (D) the Borrower shall deliver to the Administrative Agent and such Lender evidence of such payment to the relevant taxing authority or other Governmental Authority in the manner provided in Section 3.11(d).
(b)    Stamp and Other Taxes. In addition, the Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, or the other Loan Documents, or the perfection of any rights or security interest in respect thereof (hereinafter referred to as “Other Taxes”).
(c)    Indemnity. Except as otherwise provided in Section 3.11(e), the Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Non-Excluded Taxes and Other Taxes attributable to such Lender or the Administrative Agent (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Non-Excluded Taxes and without limiting the obligation of the Borrower to do so) imposed on or with respect to any payment made by or on account of any obligation of the Borrower hereunder or under any Note (including, without limitation, any Non-Excluded Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.
(d)    Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent and the applicable Lender, at its address referred to in Section 10.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.
(e)    Delivery of Tax Forms. To the extent required by Applicable Law to reduce or eliminate withholding or payment of taxes or reasonably requested by the Borrower or the Administrative Agent, each Lender and the Administrative Agent shall deliver to the Borrower and the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms W-9, Forms W-8ECI or Forms W-8BEN, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8BEN or W‑8ECI or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrower and the Administrative Agent two Form W-9, Form W-8BEN or W‑8ECI, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form W-9, Form W-8BEN or W-8ECI (or successor forms) or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrower and the

Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-9, Form W-8BEN or W‑8ECI, establishing an exemption from United States backup withholding tax. Unless the Borrower or the Administrative Agent has received forms or other documents satisfactory to it indicating that payments hereunder or under any Note to or for a Lender are not subject to withholding Tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent (as applicable) may withhold amounts required to be withheld by Applicable Law from such payments at the applicable statutory rate. Notwithstanding anything in any Loan Document to the contrary, the Borrower shall not be required to pay additional amounts to any Lender or the Administrative Agent under Section 3.11 or Section 3.8(c), (i) if such Lender or the Administrative Agent fails to comply with the requirements of this Section 3.11(e), other than to the extent that such failure is due to a change in law occurring after the date on which such Lender or the Administrative Agent became a party to this Agreement or (ii) if such additional amounts are the result of such Lender’s or the Administrative Agent’s gross negligence or willful misconduct, as applicable.
(f)    If the Administrative Agent or a Lender determines, in good faith, that it has received a refund from the relevant Governmental Authority of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.11, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.11 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 3.11 shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes not expressly required to be made available hereunder which it reasonably deems confidential) to the Borrower or any other Person.
(g)    FATCA. If a payment made to a Lender hereunder or under the Notes would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.11(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h)    Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.11 shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 3.12    Mitigation of Loss; Replacement of Lenders.
(a)    If any Lender requests compensation pursuant to Section 3.8 or Section 3.10, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.11, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (A) would eliminate or reduce amounts payable pursuant to Section 3.8, Section 3.10 or Section 3.11, as the case may be, in the future and (B) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.
(b)    If any Lender requests compensation pursuant to Section 3.8 or Section 3.10, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.11 or if any Lender becomes a Defaulting Lender, then the Borrower may, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.9), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees, breakage costs and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (C) in the case of any such assignment resulting from a claim for compensation pursuant to Section 3.8 or Section 3.10, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
(c)    To the extent that any Lender (a “Replaced Lender”) is required to assign all of its interests, rights and obligations under this Agreement to an Eligible Assignee (a “Replacement Lender”) pursuant to this Section 3.12, upon the execution of all applicable assignment documents and the satisfaction of all other conditions set forth herein, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to be a Lender hereunder, except with respect to the indemnification provisions under this Agreement, which provisions shall survive as to such Replaced Lender.
(d)    The Borrower will have the right to replace (i) all (but not less than all) Lenders whose Ratable Shares aggregate less than 50%, who have declined to provide their consent to an amendment or waiver of any provision of this Agreement or any other Loan Document that requires the consent of all of the Lenders and (ii) any Lender who has declined to provide its consent to an amendment or waiver of any provision of this Agreement or any other Loan Document that requires the consent of the Required Lenders, and the Required Lenders have so provided their consent, provided that in each case under clauses (i) and (ii), (A) no Default or Event of Default has occurred and is continuing, (B) the Borrower has satisfied all of its obligations under this Agreement relating to such Lenders, (C) any replacement Lender is reasonably acceptable to the Administrative Agent, (D) the Borrower has paid the Administrative Agent a $3,500 administrative fee if such replacement Lender is not an existing Lender and (E) the Loans of the replacement Lenders shall cover the Loans of the Lenders replaced under this Section 3.12(d) dollar for dollar.

ARTICLE IV

CONDITIONS OF CLOSING AND BORROWING
Section 4.1    Conditions to Closing and Initial Loans. The obligation of the Lenders to close this Agreement and to make the initial Loan, if any, is subject to the satisfaction of each of the following conditions:
(a)    Executed Loan Documents. This Agreement, all Notes requested pursuant to Section 2.4(d), and any other applicable Loan Documents shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Unmatured Event of Default or Event of Default shall exist thereunder, and the Borrower shall have delivered original counterparts thereof to the Administrative Agent.
(b)    Closing Certificates; etc.
(i)    Officer’s Certificate of the Borrower. The Administrative Agent shall have received a certificate from a Responsible Officer, in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrower contained in this Agreement are true, correct and complete; that the Borrower is not in violation of any of the covenants contained in this Agreement; that, after giving effect to the transactions contemplated by this Agreement, no Unmatured Event of Default or Event of Default has occurred and is continuing; and that the Borrower has satisfied each of the closing conditions.
(ii)    Certificate of Secretary of the Borrower. The Administrative Agent shall have received a certificate of the secretary or assistant secretary of the Borrower certifying as to the incumbency and genuineness of the signature of each officer of the Borrower executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles of incorporation of the Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, (B) the bylaws of the Borrower as in effect on the date of such certifications, (C) resolutions duly adopted by the Board of Directors of the Borrower authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) the certificate required to be delivered pursuant to Section 4.1(b)(iii).

(iii)    Certificate of Good Standing. The Administrative Agent shall have received a certificate as of a recent date of the good standing of the Borrower under the laws of its jurisdiction of organization.
(iv)    Opinions of Counsel. The Administrative Agent shall have received favorable opinions of counsel to the Borrower addressed to the Administrative Agent and the Lenders with respect to the Borrower, the Loan Documents and such other matters as the Lenders shall request.
(v)    Tax Forms. The Administrative Agent shall have received copies of the United States Internal Revenue Service forms required by Section 3.11(e).
(c)    Consents; Defaults.
(i)    Governmental and Third Party Approvals. The Borrower shall have obtained all necessary approvals, authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents.
(ii)    No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.
(iii)    No Event of Default. No Unmatured Event of Default or Event of Default shall have occurred and be continuing.
(d)    Financial Matters.
(i)    Financial Statements. The Administrative Agent shall have received the most recent Consolidated financial statements of the Borrower, in form and substance satisfactory to the Administrative Agent and prepared in accordance with GAAP.
(ii)    Payment at Closing. The Borrower shall have paid to the Administrative Agent and the Lenders the fees set forth or referenced in Section 3.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses), in each case, that are due on or prior to the Closing Date, and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.
(e)    Miscellaneous.
(i)    Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing from the Borrower in accordance with Section 2.2(a), and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made on or after the Closing Date are to be disbursed.
(ii)    Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.
(iii)    Notice of Termination. The Administrative Agent shall have received evidence that the Credit Agreement dated as of May 6, 2008 by and among the Borrower, the lenders party thereto and Wells Fargo Bank, National Association (formerly Wachovia Bank, N.A.), as administrative agent, as amended, has terminated and that all amounts owing thereunder shall have been paid in full, or that such agreement will be terminated and all amounts owing thereunder paid in full concurrent with the funding of the Loans.
Section 4.2    Conditions to All Loans. The obligations of the Lenders to make any Loans (including the initial Loans), convert any Loan or continue any Loan are subject to the satisfaction of the following conditions precedent on the relevant borrowing, conversion or continuation date:
(a)    Continuation of Representations and Warranties. The representations and warranties contained in Article V (other than the representations and warranties contained in Section 5.5 and 5.11(c) which shall only be made as of the Closing Date) shall be true and correct in all material respects on and as of such borrowing, conversion, or continuation date with the same effect as if made on and as of such date; except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.
(b)    No Existing Default. No Unmatured Event of Default or Event of Default shall have occurred and be continuing on the borrowing, conversion or continuation date with respect to such Loan or after giving effect to the Loans to be made, converted or continued on such date.
(c)    Notices. The Administrative Agent shall have received a Notice of Borrowing or Notice of Conversion/Continuation, as applicable, from the Borrower in accordance with Section 2.2(a) or Section 3.2, as applicable.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and each Lender that:
Section 5.1    Corporate Existence and Power. The Borrower and each of its Subsidiaries:

(a)    is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;
(b)    has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, to carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;
(c)    is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and
(d)    is in compliance with all Applicable Law;
except, in each case referred to in clause (a) or clause (b) with respect to Subsidiaries, and clause (c) or clause (d) with respect to the Borrower or its Subsidiaries, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 5.2    Corporate Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which the Borrower is party have been duly authorized by all necessary corporate action, and do not and will not:
(a)    contravene the terms of any of the Borrower’s Organization Documents;
(b)    conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which the Borrower is a party or any order, injunction, writ or decree of any Governmental Authority to which the Borrower or its property is subject; or
(c)    violate any Applicable Law.
Section 5.3    Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement except for those obtained on or before the Closing Date or those the failure of which to obtain would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
Section 5.4    Binding Effect. This Agreement and each other Loan Document to which the Borrower is a party constitute the legal, valid and binding obligations of the Borrower (to the extent it is a party thereto), enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
Section 5.5    Litigation. Except as specifically disclosed in Schedule 5.5 or in the Borrower’s reports on Form 10-K and 10-Q filed with the SEC through April 26, 2012, there are no actions, suits, proceedings, claims or disputes pending or, to the best knowledge of the

Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower, or its Subsidiaries or any of their respective properties which:
(a)    purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or
(b)    if determined adversely to the Borrower or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.
Section 5.6    No Default. No Event of Default or Unmatured Event of Default exists or would result from the incurring of any Obligations by the Borrower. As of the Closing Date, neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under Section 8.1(e).
Section 5.7    ERISA Compliance. Except as specifically disclosed in Schedule 5.7:
(a)    Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. The Borrower and each ERISA Affiliate has made all required contributions to any Pension Plan and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan.
(b)    There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Pension Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    Neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan or any Multiemployer Plan (other than premiums due and not delinquent under Section 4007 of ERISA).
Section 5.8    Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 6.12 and Section 7.7. No part of the proceeds of any Loan will be used for any purpose that entails a violation of any of the regulations of the FRB, including Regulations U and X.
Section 5.9    Title to Properties. The Borrower and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted pursuant to Section 7.1.
Section 5.10    Taxes. The Borrower and its Subsidiaries have filed or have obtained extensions from filing all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable in connection therewith, except (a) those which are subject to open tax audits or are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.
Section 5.11    Financial Condition.
(a)    The audited Consolidated financial statements of the Borrower and its Subsidiaries dated December 31, 2011 (the Consolidated balance sheet, and the related Consolidated statements of earnings, comprehensive earnings, shareholders’ equity and cash flows) for the fiscal year ended on such date:
(i)    were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and
(ii)    fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and results of operations for the period covered thereby.
(b)    The audited Consolidated financial statements of the Borrower and its Subsidiaries dated December 31, 2011 and the Borrower’s Form 10-K filed with the SEC for the fiscal year ending December 31, 2011 show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations as required to be disclosed under the applicable rules and regulations promulgated or approved by the SEC.
(c)    Since December 31, 2011, there has been no Material Adverse Effect.
Section 5.12    Environmental Matters. The Borrower conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Borrower has reasonably concluded that such existing Environmental Laws and existing Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.13    Regulated Entities. None of the Borrower, any Person controlling the Borrower, or any Subsidiary, is an “Investment Company” within the meaning of the Investment Company Act of 1940. The Borrower is not subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.
Section 5.14    No Burdensome Restrictions. Neither the Borrower nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Applicable Law, which could reasonably be expected to have a Material Adverse Effect.
Section 5.15    Subsidiaries. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in part A of Schedule 5.15 and has no material equity investments in any other corporation or entity other than those specifically disclosed in part B of Schedule 5.15.
Section 5.16    Insurance. Except as specifically disclosed in Schedule 5.16, the properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as the Borrower may reasonably deem necessary (it being understood that the Borrower may self-insure against certain risks to the extent reasonable or customary with companies similarly situated).
Section 5.17    Full Disclosure. None of the representations or warranties made by the Borrower or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrower to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.
Section 5.18     OFAC; Anti-Terrorism Laws.
(a)    Neither the Borrower nor any Subsidiary (i) is a Sanctioned Person, (ii) has more than 15% of its assets in Sanctioned Countries, or (iii) derives more than 15% of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any Loan hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.
(b)    Neither the making of the Loans hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. The Borrower and its Subsidiaries are in compliance in all material respects with the PATRIOT Act.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:
Section 6.1    Financial Statements. The Borrower shall deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Required Lenders, with sufficient copies for each Lender:
(a)    As soon as available, but not later than ninety (90) days after the end of each fiscal year, a copy of the audited Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related Consolidated statements of earnings, comprehensive earnings, shareholders’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Ernst & Young LLP or another nationally-recognized independent public accounting firm (the “Independent Auditor”) which report (x) shall state that such Consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (y) shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Borrower’s or any Subsidiary’s records.
(b)    As soon as available, but not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related Consolidated statements of income, shareholders’ equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Borrower and its Subsidiaries.
(c)    So long as the Borrower is required to make filings of Forms 10-K and 10-Q with the SEC, the delivery of such Forms 10-K and 10-Q to the Administrative Agent and each Lender within the time periods set forth above shall satisfy the requirements of Section 6.1(a) and (b) (it being agreed that the requirements of this subsection (c) may be satisfied by the Borrower making available to the Administrative Agent and the Lenders its applicable quarterly and annual reports on Forms 10-Q and 10-K to the extent that the Borrower notifies the Lenders within the time period set forth above that it is available to them on EDGAR).
Section 6.2    Certificates; Other Information. The Borrower shall furnish to the Administrative Agent and the Lenders:
(a)    concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of a Responsible Officer stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default or Unmatured Event of Default, except as specified in such certificate;
(b)    promptly, copies of all financial statements and reports that the Borrower sends to its shareholders, and copies of all financial statements and all registration and regular, periodic or special reports (including Forms 10-K, 10-Q and 8-K) that the Borrower or any Subsidiary may make to, or file with, the SEC (it being agreed that the requirements of this subsection (b) may be satisfied by the Borrower making available to the Administrative Agent and the Lenders its applicable quarterly and annual reports on Forms 10-K and 10-Q and all other registration and regular, periodic or special reports to the SEC to the extent that the Borrower notifies the Administrative Agent and the Lenders that the same are available to them on EDGAR); and
(c)    promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.1(a) or Section 6.1(b) or Section 6.2(b) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower provides notice to the Administrative Agent (and the Administrative Agent shall promptly notify the Lenders) that such information has been posted on the Borrower’s website on the internet at the website specified in such notice to which each of the Administrative Agent and each Lender has access without charge; or (ii) on which such documents are posted on the Borrower’s behalf on DebtX or another similar secure electronic system (the “Platform”) to which each of the Administrative Agent and each Lender has access without charge; provided that (x) if any Lender lacks access to the internet or DebtX or the Borrower is unable to deliver such documents electronically, the Borrower shall deliver paper copies of such documents to the Administrative Agent or such Lender (until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender) and (y) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent (and the Administrative Agent shall promptly notify the Lenders) of the posting of any documents. The Administrative Agent shall have no obligation to request the delivery of, or to maintain copies of, the documents referred to in the proviso to the immediately preceding sentence or to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Section 6.3    Notices. The Borrower shall notify the Administrative Agent and each Lender promptly after a Responsible Officer obtains knowledge of:
(a)    the occurrence of any Event of Default or Unmatured Event of Default;
(b)    any of the following matters that has resulted or may reasonably be expected to result in a Material Adverse Effect: (i) any breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation or proceeding between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary including pursuant to any applicable Environmental Law;
(c)    the occurrence of any of the following events affecting the Borrower or any ERISA Affiliate (but in no event more than ten (10) days after such event; provided that the Borrower shall notify the Administrative Agent and each Lender not less than ten (10) days before the occurrence of any event described in clause (ii) below), and deliver to the Administrative Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any ERISA Affiliate with respect to such event:
(i)    the filing of a notice of intent to terminate a Pension Plan, or the commencement of proceedings by the PBGC to terminate a Pension Plan or a Multiemployer Plan;
(ii)    a contribution failure with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;
(iii)    an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan;
(iv)    the adoption of any Pension Plan by the Borrower or any ERISA Affiliate; or
(v)    a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; and
(d)    any material change in accounting policies or financial reporting practices by the Borrower or any of its Consolidated Subsidiaries to the extent not disclosed in the Borrower’s most recent Form 10-K or Form 10-Q.
Each notice under this Section 6.3 shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Borrower or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under Section 6.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.
Section 6.4    Preservation of Corporate Existence, Etc. The Borrower shall, and shall cause each Subsidiary to:
(a)    preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation or organization, except, in the case of any Subsidiary, (i) as permitted under Section 7.2 or Section 7.3, or (ii) where the failure to so preserve and maintain its corporate existence and good standing could not reasonably be expected to have a Material Adverse Effect;

(b)    preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 7.3 and sales of assets permitted by Section 7.2, except, in the case of any Subsidiary, where the failure to so preserve and maintain such rights, privileges, qualifications, permits, licenses and franchises could not reasonably be expected to have a Material Adverse Effect;
(c)    use reasonable efforts, in the ordinary course of business, to preserve its business organization and business goodwill; and
(d)    preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
Section 6.5    Maintenance of Property. The Borrower shall, and shall cause each Subsidiary to, maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Borrower and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.
Section 6.6    Insurance. The Borrower shall, and shall cause each Subsidiary to, maintain with financially sound and reputable insurers (which may include captive insurers), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (including self-insurance) as are customarily carried under similar circumstances by such other Persons.
Section 6.7    Payment of Obligations. The Borrower shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable all their respective obligations and liabilities, including:
(a)    all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary;
(b)    all lawful claims which, if unpaid, would by law become a Lien upon its property which would not be permitted hereunder; and
(c)    at any time, all material Debt, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Debt.
Section 6.8    Compliance with Laws. The Borrower shall, and shall cause each Subsidiary to, comply in all material respects with all Applicable Laws of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except (a) such as may be contested in good faith or as to which a bona fide dispute may exist or (b) where the failure to be in compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 6.9    Compliance with ERISA. The Borrower shall, and shall cause each of its ERISA Affiliates to maintain each Pension Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law.
Section 6.10    Inspection of Property and Books and Records. The Borrower shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiary. Following the occurrence and during the continuation of an Event of Default, the Borrower shall, and shall cause each Subsidiary to, permit representatives and independent contractors of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants, all at the expense of the Borrower and at any time during normal business hours without advance notice.
Section 6.11    Environmental Laws. Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the Borrower shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in a manner which complies with all Environmental Laws.
Section 6.12    Use of Proceeds. The Borrower shall use the proceeds of the Loans (i) to refinance certain existing indebtedness and (ii) for working capital, capital expenditures, share repurchases, acquisitions (including Permitted Acquisitions) and Investments permitted hereunder and other general corporate purposes not in contravention of any Applicable Law or of any Loan Document.
Section 6.13    OFAC, PATRIOT Act Compliance. The Borrower shall, and shall cause each Subsidiary to, (i) refrain from doing business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC, and (ii) provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the PATRIOT Act.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:
Section 7.1    Limitation on Liens. The Borrower will not, and will not permit any Subsidiary to, create, assume, incur or suffer to exist any Lien upon or with respect to any property or assets (but not including, for the avoidance of doubt, shares of treasury stock of the Borrower), whether now owned or hereafter acquired; except
(a)    Liens in respect of property of the Borrower or a Subsidiary existing on the Closing Date and described in Schedule 7.1, but no extension, renewal or replacement of any such Lien except as permitted by Section 7.1(f);
(b)    Liens in respect of property acquired or constructed by the Borrower or a Subsidiary after the Closing Date, which are created at the time of or within one hundred eighty (180) days after acquisition or completion of construction of such property to secure Debt assumed or incurred to finance all or any part of the purchase price or cost of construction of such property, provided that in any such case;
(i)    no such Lien shall extend to or cover any other property of the Borrower or such Subsidiary, as the case may be, and
(ii)    the aggregate principal amount of Debt secured by all such Liens in respect of any such property shall not exceed the cost of such property and any improvements then being financed;
(c)    Liens in respect of property acquired by the Borrower or a Subsidiary after the Closing Date, existing on such property at the time of acquisition thereof (and not created in anticipation thereof), or in the case of any Person that after the Closing Date becomes a Subsidiary or is consolidated with or merged with or into the Borrower or a Subsidiary or sells, leases or otherwise disposes of all or substantially all of its property to the Borrower or a Subsidiary, Liens existing at the time such Person becomes a Subsidiary or is so consolidated or merged or effects such sale, lease or other disposition of property (and not created in anticipation thereof), provided that in any such case no such Lien shall extend to or cover any other property of the Borrower or such Subsidiary, as the case may be;
(d)    Liens securing Debt owed by a Subsidiary to the Borrower or to a Wholly-Owned Subsidiary;
(e)    Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves; and
(f)    Liens which would otherwise not be permitted by this Section 7.1 securing additional Debt of the Borrower or a Subsidiary; provided that after giving effect thereto the aggregate unpaid principal amount of such Debt (including obligations of such Borrower or Subsidiary as lessee under any Capital Leases, taken at the capitalized amount thereof accounted for as debt in accordance with GAAP) of the Borrower and its Subsidiaries secured by such Liens permitted by this Section 7.1(f) shall not at any time exceed twenty percent (20%) of Consolidated Tangible Net Worth.
For purposes of paragraphs (b) and (c), any Lien existing in respect of property at the time such property is acquired or in respect of property of a Person at the time such Person is acquired, consolidated or merged with or into the Borrower or a Subsidiary shall be deemed to have been created at that time.
Section 7.2    Disposition of Assets. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, make any sale, transfer, lease (as lessor), loan or other disposition of any property or assets (but not including, for the avoidance of doubt, shares of treasury stock of the Borrower) (an “Asset Sale”), other than:
(a)    Asset Sales in the ordinary course of business, including sales of real estate consistent with its past practices;
(b)    Asset Sales of property or assets by a Subsidiary to the Borrower or a Wholly-Owned Subsidiary; or
(c)    other Asset Sales, provided that in each case
(i)    immediately before and after giving effect thereto, no Event of Default or Unmatured Event of Default shall have occurred and be continuing, and
(ii)    the aggregate net book value of the property or assets disposed of in such Asset Sale and all other Asset Sales by the Borrower and its Subsidiaries during the term of this Agreement does not exceed twenty-five percent (25%) of Consolidated Tangible Net Worth.
Section 7.3    Consolidations and Mergers. The Borrower shall not, and shall not permit any Subsidiary to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, except (a) the Borrower may consolidate with or merge with any Person provided that the Borrower is the surviving or acquiring party in such transaction and (b) any Subsidiary of the Borrower may (i) consolidate with or merge with or convey or transfer all or substantially all of its assets to the Borrower (provided that the Borrower shall be the surviving or acquiring party) or a then-existing Wholly-Owned Subsidiary (provided that such Wholly-Owned Subsidiary shall be the surviving or acquiring party) or (ii) consolidate with or merge with any other Person provided that such Subsidiary is the surviving or acquiring party in such transaction or (iii) transfer all or substantially all of its assets to any Person in an Asset Sale permitted by Section 7.2.
Section 7.4    Loans and Investments. The Borrower shall not, and shall not permit any Subsidiary to, purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Borrower (together, “Investments”), except for:
(a)    Investments held by the Borrower or any Subsidiary in the form of in cash equivalents or short term marketable securities;

(b)    extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;
(c)    extensions of credit by the Borrower to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries to another of its Wholly-Owned Subsidiaries;
(d)    pledges or deposits as required in the ordinary course of business in connection with workmen’s compensation, unemployment insurance and other social security legislation;
(e)    advances, loans or extensions of credit in the ordinary course of business to employees;
(f)    Investments incurred in order to consummate Permitted Acquisitions;
(g)    the purchase by the Borrower of its capital stock (subject to the restrictions of Section 7.7); and
(h)    Investments not otherwise permitted by the foregoing paragraphs (a) through (g) not at any time exceeding twenty-five percent (25%) of Consolidated Tangible Net Worth.
Section 7.5    Limitation on Subsidiary Debt. The Borrower shall not permit any Subsidiary to create, assume, incur, guarantee or otherwise become liable in respect of any Debt except:
(a)    Debt secured by Liens permitted by Section 7.1(b) through (d),
(b)    Debt owing to the Borrower or a Wholly-Owned Subsidiary, and
(c)    other Debt, provided that the aggregate unpaid principal amount of all such other Debt does not at any time exceed fifty percent (50%) of Consolidated Tangible Net Worth.
For purposes of this Section 7.5, a Subsidiary shall be deemed to have incurred Debt in respect of any obligation previously owed to the Borrower or to a Wholly-Owned Subsidiary on the date the obligee ceases for any reason to be the Borrower or a Wholly-Owned Subsidiary, and a Person that hereafter becomes a Subsidiary shall be deemed at that time to have incurred all of its outstanding Debt.
Section 7.6    Transactions with Affiliates. The Borrower shall not, and shall not permit any Subsidiary to, enter into any material transaction with any Affiliate of the Borrower (other than a Subsidiary), except upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm’s-length transaction with a Person not an Affiliate of the Borrower.
Section 7.7    Use of Proceeds. Borrower shall not and shall not permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (a) for any purpose that entails a violation of any of the regulations of the FRB, including Regulations U and X, or (b) make any Acquisition other than a Permitted Acquisition, it being understood and agreed that none of the

Lenders is in good faith relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.
Section 7.8    ERISA. The Borrower shall not, and shall not permit any of its ERISA Affiliates to (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Pension Plan which has resulted or could reasonably be expected to result in liability of the Borrower in an aggregate amount in excess of $500,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
Section 7.9    Change in Business. The Borrower shall not, and shall not permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Borrower and its Subsidiaries on the date hereof or any lines of business reasonably related thereto and reasonable extensions thereof.
Section 7.10    Restriction on Subsidiary Dividends. The Borrower shall not, and shall not permit any Subsidiary to, enter into any agreement which would restrict the declaration or payment of dividends or similar distributions by any Subsidiary to the Borrower or another Subsidiary.
ARTICLE VIII
EVENTS OF DEFAULT
Section 8.1    Events of Default. Any of the following shall constitute an “Event of Default”:
(a)    Non-Payment. The Borrower fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document.
(b)    Representation or Warranty. Any representation or warranty by the Borrower or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Borrower, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made.
(c)    Specific Defaults. The Borrower fails to perform or observe any term, covenant or agreement contained in any Section 6.3(a), Section 6.4(a) or Article VII.
(d)    Other Defaults. The Borrower fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of forty-five (45) days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or any Lender.
(e)    Cross-Acceleration. The Borrower (i) fails to make any payment in respect of any Debt or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Debt or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document if the effect of such failure, event or condition is that such Debt is declared to be due and payable prior to its stated maturity, or such Contingent Obligation becomes payable or cash collateral in respect thereof is demanded.
(f)    Insolvency; Voluntary Proceedings. The Borrower (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing.
(g)    Involuntary Proceedings.
(i)    Any involuntary Insolvency Proceeding is commenced or filed against the Borrower, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Borrower’s properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy;
(ii)    the Borrower admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or
(iii)    the Borrower acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business.
(h)    ERISA.
(i)    The Borrower or an ERISA Affiliate incurs liability under Title IV of ERISA with respect to a Pension Plan, a Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000; or
(ii)    a contribution failure shall have occurred with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.
(i)    Monetary Judgments. One or more judgments, decrees or arbitration awards is entered against the Borrower involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), as to any single or related series of transactions, incidents or conditions, of the Threshold Amount or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of sixty (60) days after the entry thereof.
(j)    Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Borrower which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of sixty (60) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.
(k)    Change of Control. Any Change of Control occurs.
Section 8.2    Remedies. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, and upon notice to the Borrower,
(a)    declare the unpaid principal amount of all outstanding Obligations (other than obligations under any Hedging Agreement), all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and
(b)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or Applicable Law;
provided, however, that upon the occurrence of any event specified in paragraph (f) or (g) of Section 8.1 (in the case of clause (i) of paragraph (g) upon the expiration of the sixty (60) day period mentioned therein), the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.
Section 8.3    Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

ARTICLE IX
THE ADMINISTRATIVE AGENT
Section 9.1    Appointment. Each of the Lenders hereby irrevocably designates and appoints U.S. Bank National Association as Administrative Agent of such Lender under this Agreement and the other Loan Documents for the term hereof and each such Lender irrevocably authorizes U.S. Bank National Association as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent. Any reference to the Administrative Agent in this Article IX shall be deemed to refer to the Administrative Agent solely in its capacity as Administrative Agent and not in its capacity as a Lender.
Section 9.2    Delegation of Duties. The Administrative Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.
Section 9.3    Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person’s own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.
Section 9.4    Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, email, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 10.9. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Documents, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
Section 9.5    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default unless it has received notice from a Lender or the Borrower referring to this Agreement, describing such Unmatured Event of Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Unmatured Event of Default or Event of Default as shall be reasonably directed by the Required Lenders (or, when expressly required hereby, all the Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Unmatured Event of Default or Event of Default as it shall deem advisable in the best interests of the Lenders, except to the extent that other provisions of this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Lenders or Required Lenders, as applicable.
Section 9.6    Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

Section 9.7    Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such and (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Ratable Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents, reports or other information provided to the Administrative Agent or any Lender or contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent’s gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder and the termination of this Agreement.
Section 9.8    The Administrative Agent in Its Individual Capacity. The Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.
Section 9.9    Resignation of the Administrative Agent; Successor Administrative Agent. Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving thirty (30) days notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right after consultation with the Borrower to appoint from among the Lenders a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the Administrative Agent’s giving of notice of resignation, then the Administrative Agent may after consultation with the Borrower, on behalf of the Lenders, appoint a successor Administrative Agent, from among the Lenders. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 9.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.
Section 9.10    No Other Duties, Etc. Anything herein to the contrary notwithstanding, the Lead Arranger and the Co-Syndication Agents listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in their capacity, as applicable, as the Administrative Agent or a Lender hereunder.
ARTICLE X
MISCELLANEOUS
Section 10.1    Notices.
(a)    Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing (for purposes hereof, the term “writing” shall include information in electronic format such as electronic mail), or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via electronic mail, telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by electronic mail or by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.
(b)    Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

If to the Borrower:	W.W. Grainger, Inc. 100 Grainger Parkway Lake Forest, IL 60045-5201Attention: Mr. Neil Drohan
Telephone No.: 847-535-1084
Telecopy No.: 847-535-9231

With copies to:	W.W. Grainger, Inc. 100 Grainger Parkway Lake Forest, IL 60045-5201 Attention: John L. Howard, General Counsel
Telephone No.: 847-535-4341
Telecopy No.: 847-535-4585

If to U.S. Bank as	U.S. Bank National Association

Administrative Agent:	209 South LaSalle Street Chicago, Illinois 60604 Attention: James N. DeVries
Telephone No.: (312) 325-8885
Telecopy No.: (312) 325-8754

With copies to:	U.S. Bank National Association,
as Administrative Agent
1420 Fifth Avenue, 9th Floor
Seattle, Washington 98101
Attention: Agency Services
FAX: (206) 587-7022

If to any Lender:	To the address set forth on Schedule 1.1 hereto
(c)    Administrative Agent’s Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed.
Section 10.2    Expenses; Indemnity. The Borrower will (a) pay all reasonable and documented out-of-pocket expenses (including, without limitation, all costs of electronic or internet distribution of any information hereunder) of the Administrative Agent in connection with (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all reasonable out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent and (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Administrative Agent, (b) pay all reasonable and documented out-of-pocket expenses of the Administrative Agent and each Lender actually incurred in connection with the administration and enforcement of any rights and remedies of the Administrative Agent and Lenders under the Credit Facility, including, without limitation, in connection with any workout, restructuring, bankruptcy or other similar proceeding, enforcing any Obligations of, or collecting any payments due from, the Borrower or any guarantor by reason of an Event of Default (including in connection the enforcement of any guaranty agreement) and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim (including, without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document or any documents, reports or other information provided to the Administrative Agent or any Lender or contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including, without limitation, reasonable attorney’s and consultant’s fees, except to the extent that any of the foregoing directly results from the gross negligence or willful misconduct of the party seeking indemnification therefor. Notwithstanding the foregoing, nothing in this Section shall require the Borrower to reimburse the Administrative Agent or any Lender in duplication of any liability of the Borrower under Section 3.8, 3.9, 3.10 and 3.11.

Section 10.3    Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 10.9 are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but excluding payroll accounts) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrower against and on account of the Obligations (to the extent then due and payable). Notwithstanding the preceding sentence, each Lender agrees to notify the Borrower and the Administrative Agent after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.
Section 10.4    Governing Law. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of Illinois, without reference to the conflicts or choice of law principles thereof.
Section 10.5    Jurisdiction and Venue.
(a)    Jurisdiction. The Borrower hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Cook County, Illinois (and any courts from which an appeal from any of such courts must or may be taken), in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrower hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 10.1. Nothing in this Section 10.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdictions.
(b)    Venue. The Borrower hereby irrevocably waives any objection it may have now or in the future to the laying of venue in the aforesaid jurisdiction in any action, claim or other proceeding arising out of or in connection with this Agreement, any other Loan Document or the rights and obligations of the parties hereunder or thereunder. The Borrower irrevocably waives, in connection with such action, claim or proceeding, any plea or claim that the action, claim or other proceeding has been brought in an inconvenient forum.
Section 10.6    Reserved.

Section 10.7    Reversal of Payments. To the extent the Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.
Section 10.8    Accounting Matters. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance therewith.
Section 10.9    Successors and Assigns; Participations.
(a)    Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and the Lenders, all future holders of the Loans, and their respective successors and assigns, except that the Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.
(b)    Assignment by Lenders. Each Lender may, with the consent of the Borrower (so long as no Event of Default has occurred and is continuing and except in the case of an assignment to another Lender or an Affiliate of a Lender) and the consent of the Administrative Agent (except in the case of an assignment to another Lender), which consents shall not be unreasonably withheld or delayed (provided that the Borrower shall be deemed to have consented to any such assignment if it shall not have objected thereto in writing within five (5) Business Days after receiving notice thereof from the Administrative Agent), assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Loans at the time owing to it and the Notes held by it); provided that:
(i)    each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement;
(ii)    if less than all of the assigning Lender’s outstanding Loans are to be assigned, the outstanding Loans so assigned shall not be less than $5,000,000;

(iii)    the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit G attached hereto (an “Assignment and Acceptance”), together with any Note or Notes subject to such assignment;
(iv)    such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the SEC or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and
(v)    the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,500 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof.
Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.
(c)    Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.
(d)    Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Loans with respect to each Lender from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
(e)    Issuance of New Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit G:
(i)    accept such Assignment and Acceptance;
(ii)    record the information contained therein in the Register;
(iii)    give prompt notice thereof to the Lenders and the Borrower; and

(iv)    promptly deliver a copy of such Assignment and Acceptance to the Borrower.
Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Loans assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Loans retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrower.
(f)    Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans and the Notes held by it); provided that:
(i)    each such participation shall be in an amount not less than $5,000,000;
(ii)    such Lender’s obligations under this Agreement shall remain unchanged;
(iii)    such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;
(iv)    such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;
(v)    the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement;
(vi)    such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of the collateral (if any); and
(vii)    any such disposition shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the SEC to apply to qualify the Loans or the Notes under the blue sky law of any state.
(g)    Disclosure of Information; Confidentiality. The Administrative Agent and the Lenders shall hold all non-public information with respect to the Borrower obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information; provided, that the Administrative Agent may disclose, after the Borrower has filed its next periodic report with the SEC following the Closing Date, information relating to this

Agreement to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications and provided further, that the Administrative Agent and Lenders may disclose any such information (i) to the extent such disclosure is required by law or requested by any regulatory authority and (ii) to such Lender’s independent auditors and other professional advisors. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 10.9, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrower or such Lender to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender.
(h)    Certain Pledges or Assignments. Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under this Agreement (including under its Note, if any) to any Federal Reserve Bank in accordance with Applicable Law.
Section 10.10    Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document (including, without limitation, Section 2.5), any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that, except as specifically set forth in Section 2.5, no amendment, waiver or consent shall (i) (a) increase the amount of the Loans, (b) reduce the rate of interest or fees payable on any Loan, (c) reduce or forgive the principal amount of any Loan, (d) extend the originally scheduled time or times of payment of the principal of any Loan or the time or times of payment of interest on any Loan or any fee or commission with respect thereto, (e) permit any subordination of the principal or interest on any Loan, (f) release the Borrower from the Obligations (other than Hedging Obligations) hereunder or (g) permit any assignment (other than as specifically permitted or contemplated in this Agreement) of any of the Borrower’s rights and obligations hereunder, in each case, without the prior written consent of each Lender directly affected thereby, and (ii) amend the provisions of this Section 10.10 or the definition of Required Lenders (it being understood that, solely with the consent of the parties prescribed by Section 2.5 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Loans are included on the Closing Date), without the prior written consent of all Lenders hereunder. In addition, no amendment, waiver or consent to the provisions of Article IX shall be made without the written consent of the Administrative Agent.
Section 10.11    Performance of Duties. The Borrower’s obligations under this Agreement and each of the other Loan Documents shall be performed by the Borrower at its sole cost and expense.
Section 10.12    All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.
Section 10.13    Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article X and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.
Section 10.14    Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.
Section 10.15    Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 10.16    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.
Section 10.17    Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full and all Commitments have been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.
Section 10.18    Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.
Section 10.19    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
Section 10.20    PATRIOT Act Notice. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the PATRIOT Act.

Section 10.21    Inconsistencies with Other Documents; Independent Effect of Covenants.
(a)    In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control.
(b)    The Borrower expressly acknowledges and agrees that each covenant contained in Article VI and VII hereof shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Article VI if, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Article VII.
[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.
W.W. GRAINGER, INC., as Borrower
By:     ___________________________________
Name:    ___________________________________
Title:     ___________________________________
U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent and Lender
By:     ___________________________________
Name:    ___________________________________
Title:     ___________________________________

W.W. GRAINGER, INC.
EXHIBITS

EXHIBITS

Exhibit A    -    Form of Note
Exhibit B    -    Form of Notice of Borrowing
Exhibit C    -    Form of Notice of Account Designation
Exhibit D    -    Form of Notice of Prepayment
Exhibit E    -    Form of Lender Addition and Acknowledgment Agreement
Exhibit F    -    Form of Notice of Conversion/Continuation
Exhibit G    -    Form of Assignment and Acceptance

EXHIBIT A
to
Credit Agreement
dated as of May 8, 2012
by and among
W.W. Grainger, Inc.,
as Borrower,
the Lenders party thereto,
as Lenders,
and
U. S. Bank National Association,
as Administrative Agent

FORM OF NOTE

NOTE

$____________	_________, 20__

FOR VALUE RECEIVED, the undersigned, W.W. GRAINGER, INC., a corporation organized under the laws of Illinois (the “Borrower”), hereby promises to pay to the order of ____________________ (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of ______________ DOLLARS ($__________) or, if less, the principal amount of all Loans made by the Lender from time to time pursuant to that certain Credit Agreement dated as of May 8, 2012 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) by and among the Borrower, the Lenders who are or may become a party thereto, as Lenders (the “Lenders”), and U.S. Bank National Association, as Administrative Agent (the “Administrative Agent”). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 3.1 of the Credit Agreement. All payments of principal and interest on this Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.

This Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Note and on which such Obligations may be declared to be immediately due and payable.

THIS NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Note as of the day and year first above written.

W.W. GRAINGER, INC., as Borrower

By:
Name:
Title:

EXHIBIT B
to
Credit Agreement
dated as of May 8, 2012
by and among
W.W. Grainger, Inc.,
as Borrower,
the Lenders party thereto,
as Lenders,
and
U.S. Bank National Association,
as Administrative Agent

FORM OF NOTICE OF BORROWING

NOTICE OF BORROWING

Dated as of: __________, 20__

U.S. Bank National Association
as Administrative Agent
1420 Fifth Avenue, 9th Floor
Seattle, Washington 98101
Attention: Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Borrowing is delivered to you pursuant to Section 2.2(a) of the Credit Agreement dated as of May 8, 2012 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among W.W. Grainger, Inc., a corporation organized under the laws of Illinois (the “Borrower”), the Lenders who are or may become a party thereto, as Lenders (the “Lenders”), and U.S. Bank National Association, as Administrative Agent (the “Administrative Agent”).

1.The Borrower hereby requests that the Lenders make a Loan to the Borrower in the aggregate principal amount of $___________. (Complete with an amount in accordance with Section 2.2(a) of the Credit Agreement.)

2.The Borrower hereby requests that such Loan be made on the following Business Day: _____________________. (Complete with a Business Day in accordance with Section 2.2(a) of the Credit Agreement for Loans).

3.The Borrower hereby requests that such Loan bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

Component of Loan	Interest Rate	Interest Period (LIBOR Rate only)	Maturity Date for Interest Period (if applicable)

[Base Rate or LIBOR Rate]

4.The principal amount of all Loans outstanding as of the date hereof (including the requested Loan) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

5.All of the conditions applicable to the Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

6.Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the ____ day of __________, 20__.

W.W. GRAINGER, INC., as Borrower

By:
Name:
Title:

EXHIBIT C
to
Credit Agreement
dated as of May 8, 2012
by and among
W.W. Grainger, Inc.,
as Borrower,
the Lenders party thereto,
as Lenders,
and
U.S. Bank National Association,
as Administrative Agent

FORM OF NOTICE OF ACCOUNT DESIGNATION

NOTICE OF ACCOUNT DESIGNATION

Dated as of: _________, 20__

U.S. Bank National Association,
as Administrative Agent
1420 Fifth Avenue, 9th Floor
Seattle, Washington 98101
Attention: Agency Services

Ladies and Gentlemen:

This Notice of Account Designation is delivered to you pursuant to Section 2.2(b) of the Credit Agreement dated as of May 8, 2012 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among W.W. Grainger, Inc., a corporation organized under the laws of Illinois (the “Borrower”), the Lenders who are or may become a party thereto, as Lenders (the “Lenders”), and U.S. Bank National Association, as Administrative Agent (the “Administrative Agent”).

1.The Administrative Agent is hereby authorized to disburse all Loan proceeds under the Credit Agreement into the following account(s):

____________________________
ABA Routing Number: _________
Account Number: _____________

2.This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Administrative Agent.

3.Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation as of the ____ day of __________, 20__.

W.W. GRAINGER, INC., as Borrower

By:
Name:
Title:

EXHIBIT D
to
Credit Agreement
dated as of May 8, 2012
by and among
W.W. Grainger, Inc.,
as Borrower,
the Lenders party thereto,
as Lenders,
and
U.S. Bank National Association,
as Administrative Agent

FORM OF NOTICE OF PREPAYMENT

NOTICE OF PREPAYMENT

Dated as of: _________, 20__

U.S. Bank National Association,
as Administrative Agent
1420 Fifth Avenue, 9th Floor
Seattle, Washington 98101
Attention: Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Prepayment is delivered to you pursuant to Section 2.3(b) of the Credit Agreement dated as of May 8, 2012 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among W.W. Grainger, Inc., a corporation organized under the laws of Illinois (the “Borrower”), the Lenders who are or may become a party thereto, as Lenders (the “Lenders”), and U.S. Bank National Association, as Administrative Agent (the “Administrative Agent”).

1.The Borrower hereby provides notice to the Administrative Agent that it shall repay the following [Base Rate Loans] and/or [LIBOR Rate Loans]: _______________. (Complete with an amount in accordance with Section 2.3(b) of the Credit Agreement.)

2.The Borrower shall repay the above-referenced Loans on the following Business Day: _______________. (Complete with a Business Day at least one (1) Business Day subsequent to the date of this Notice of Prepayment with respect to any Base Rate Loan and three (3) Business Days subsequent to the date of this Notice of Prepayment with respect to any LIBOR Rate Loan.)

3.Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment as of the ____ day of __________, 20__.

W.W. GRAINGER, INC., as Borrower

By:
Name:
Title:

EXHIBIT E
to
Credit Agreement
dated as of May 8, 2012
by and among
W.W. Grainger, Inc.,
as Borrower,
the Lenders party thereto,
as Lenders,
and
U.S. Bank National Association,
as Administrative Agent

FORM OF LENDER ADDITION AND ACKNOWLEDGMENT AGREEMENT

LENDER ADDITION AND ACKNOWLEDGMENT AGREEMENT

Dated: _________, 20__

Reference is made to the Credit Agreement dated as of May 8, 2012 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among W.W. Grainger, Inc., a corporation organized under the laws of Illinois (the “Borrower”), the Lenders who are or may become a party thereto, as Lenders (the “Lenders”), and U.S. Bank National Association, as Administrative Agent (the “Administrative Agent”). Capitalized terms defined in the Credit Agreement and used herein without definition shall have the same meanings herein as in the Credit Agreement.

The Borrower and _______________ (the “[Increasing][Augmenting] Lender”) agree as follows:

1.Subject to Section 2.5 of the Credit Agreement and this Lender Addition and Acknowledgment Agreement, the Borrower hereby enters into Incremental Loans to increase the aggregate outstanding principal amount of all Loans from $__________ to $__________ (provided that in no event shall the aggregate outstanding principal amount of all Loans exceed $450,000,000). The interest rate on the Incremental Loans is [as set forth in Section 3.1 of the Credit Agreement][as follows: ___%]. The Applicable Margin related thereto is [as set forth in Section 3.1 of the Credit Agreement][as follows: [insert margin/chart]]. This Lender Addition and Acknowledgment Agreement is entered into pursuant to, and is authorized by, Section 2.5 of the Credit Agreement.

2.The parties hereto acknowledge and agree that, as of the date hereof, (a) the Ratable Share under the Credit Agreement (without giving effect to increases in the aggregate outstanding principal amount of the Loans which have not yet become effective) of each Lender, including, without limitation, the [Increasing][Augmenting] Lender and (b) the outstanding balances of the Loans under the Credit Agreement (without giving effect to increases in the aggregate outstanding principal amount of the Loans which have not yet become effective) made by each Lender, including, without limitation, the [Increasing][Augmenting] Lender are each set forth on Schedule A-1 hereto.

3.The parties hereto acknowledge and agree that, as of the Effective Date (as defined below), (a) the Ratable Share under the Credit Agreement of each Lender, including, without limitation, the [Increasing][Augmenting] Lender and (b) the outstanding balances of the Loans under the Credit Agreement made by each Lender, including, without limitation, the [Increasing][Augmenting] Lender are each set forth on Schedule A-2 hereto.

4.The Borrower acknowledges that the aggregate outstanding principal amount of all Loans as increased hereby does not exceed $450,000,000.

5.The [Increasing][Augmenting] Lender (i) represents and warrants that it is legally authorized to enter into this Lender Addition and Acknowledgment Agreement; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Lender Addition and Acknowledgment Agreement; (iii) agrees that it will, independently and without reliance upon any other Lender or the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender; (vii) agrees to hold all confidential information in a manner consistent with the provisions of Section 10.9(g) of the Credit Agreement; and (viii) includes herewith for the Administrative Agent the forms required by Section 3.11(e) of the Credit Agreement (if not previously delivered).

6.The Borrower represents and warrants that each term and condition of Section 2.5 of the Credit Agreement has been satisfied in the manner set forth in such Section 2.5.

7.The effective date for this Lender Addition and Acknowledgment Agreement shall be _________, 20__ (the “Effective Date”). Following the execution of this Lender Addition and Acknowledgment Agreement, it will be delivered to the Administrative Agent for the consent of the Administrative Agent and acceptance and recording in the Register.

8.Upon such consent, acceptance and recording, from and after the Effective Date, the [Increasing][Augmenting] Lender shall be a party to the Credit Agreement and the other Loan Documents to which Lenders are parties and, to the extent provided in this Lender Addition and Acknowledgment Agreement, have the rights and obligations of a Lender under each such agreement.

9.Upon such consent, acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest designated herein (including payments of principal, interest, fees and other amounts) to the [Increasing][Augmenting] Lender.

10.The representations and warranties of the Borrower under the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, both before and after giving effect to this Lender Addition and Acknowledgment Agreement.

11.THIS LENDER ADDITION AND ACKNOWLEDGMENT AGREEMENT SHALL BE DEEMED TO BE A CONTRACT UNDER SEAL AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

12.This Lender Addition and Acknowledgment Agreement may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Lender Addition and Acknowledgment Agreement to be executed under seal by their duly authorized officers or representatives as of the Effective Date.

BORROWER:

W.W. GRAINGER, INC.

By:     ___________________________________
Name:    ___________________________________
Title:     ___________________________________
[INCREASING][AUGMENTING] LENDER:

[NAME OF [INCREASING][AUGMENTING] LENDER]

Commitment $__________
Ratable Share ____%

By:     ___________________________________
Name:    ___________________________________
Title:     ___________________________________

Acknowledged and Consented to:

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent

By:     ___________________________________
Name:    ___________________________________
Title:     ___________________________________

Schedule A-1
to
Lender Addition and Acknowledgment Agreement

Lenders and Commitments
(as of the date hereof)

A.	Ratable Share of Each Lender.

1.	U.S. Bank National Association __________%

2.	___________________________ __________%

B.	Outstanding Balance of the Loans of Each Lender.

1.U.S. Bank National Association    $__________
2.__________________________    $__________

Schedule A-2
to
Lender Addition and Acknowledgment Agreement

Lenders and Commitments
(as of the Effective Date)

A.	Ratable Share of Each Lender.

1.	U.S. Bank National Association __________%

2.	___________________________ __________%

B.	Outstanding Balance of the Loans of Each Lender.

1.	U.S. Bank National Association $__________

2.	__________________________ $__________

EXHIBIT F
to
Credit Agreement
dated as of May 8, 2012
by and among
W.W. Grainger, Inc.,
as Borrower,
the Lenders party thereto,
as Lenders,
and
U.S. Bank National Association,
as Administrative Agent

FORM OF NOTICE OF CONVERSION/CONTINUATION

NOTICE OF CONVERSION/CONTINUATION

Dated as of: ___________, 20__

U.S. Bank National Association,
as Administrative Agent
1420 Fifth Avenue, 9th Floor
Seattle, Washington 98101
Attention: Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Conversion/Continuation (the “Notice”) is delivered to you pursuant to Section 3.2 of the Credit Agreement dated as of May 8, 2012 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among W.W. Grainger, Inc., a corporation organized under the laws of Illinois (the “Borrower”), the Lenders who are or may become a party thereto, as Lenders (the “Lenders”), and U.S. Bank National Association, as Administrative Agent (the “Administrative Agent”).

1.This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)

Converting all or a portion of a Base Rate Loan into a LIBOR Rate Loan

(a)	The aggregate outstanding principal balance of such Loan is $_______________.

(b)	The principal amount of such Loan to be converted is $_______________.

(c)	The requested effective date of the conversion of such Loan is _______________.

(d)	The requested Interest Period applicable to the converted Loan is _______________.

Converting a portion of a LIBOR Rate Loan into a Base Rate Loan

(a)	The aggregate outstanding principal balance of such Loan is $_______________.

(b)	The last day of the current Interest Period for such Loan is _______________.

(c)	The principal amount of such Loan to be converted is $_______________.

(d)	The requested effective date of the conversion of such Loan is _______________.

Continuing all or a portion of a LIBOR Rate Loan as a LIBOR Rate Loan

(a)	The aggregate outstanding principal balance of such Loan is $_______________.

(b)	The last day of the current Interest Period for such Loan is _______________.

(c)	The principal amount of such Loan to be continued is $_______________.

(d)	The requested effective date of the continuation of such Loan is _______________.

(e)	The requested Interest Period applicable to the continued Loan is _______________.

2.The principal amount of all Loans outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

3.All of the conditions applicable to the conversion or continuation of the Loan requested herein as set forth in the Credit Agreement have been satisfied or waived as of the date hereof and will remain satisfied or waived to the date of such Loan.

4.Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the ____ day of __________, 20__.

W.W. GRAINGER, INC., as Borrower

By:     ___________________________________
Name:    ___________________________________
Title:     ___________________________________

EXHIBIT G
to
Credit Agreement
dated as of May 8, 2012
by and among
W.W. Grainger, Inc.,
as Borrower,
the Lenders party thereto,
as Lenders,
and
U.S. Bank National Association,
as Administrative Agent

FORM OF ASSIGNMENT AND ACCEPTANCE

ASSIGNMENT AND ACCEPTANCE

Dated as of: ___________, 20__

Reference is made to the Credit Agreement dated as of May 8, 2012 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among W.W. Grainger, Inc., a corporation organized under the laws of Illinois (the “Borrower”), the Lenders who are or may become a party thereto, as Lenders (the “Lenders”), and U.S. Bank National Association, as Administrative Agent (the “Administrative Agent”). Capitalized terms used herein which are not defined herein shall have the meanings assigned thereto in the Credit Agreement.

_______________ (the “Assignor”) and _______________ (the “Assignee”) agree as follows:

1.The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, as of the Effective Date (as defined below), a ____% interest in and to all of the Assignor’s interest, rights and obligations with respect to its outstanding Loans and the Assignor thereby retains ____% of its interest therein. This Assignment and Acceptance is entered pursuant to, and authorized by, Section 10.9 of the Credit Agreement.

2.The Assignor (a) represents that, as of the date hereof, its Ratable Share (without giving effect to assignments thereof which have not yet become effective) under the Credit Agreement is ____%, the outstanding balances of its Loans (as unreduced by any assignments thereof which have not yet become effective) under the Credit Agreement are $__________ and $__________, respectively; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or its Subsidiaries or the performance or observance by the Borrower or its Subsidiaries of any of their obligations under the Credit Agreement or any other instrument or document furnished or executed pursuant thereto; and (d) attaches the applicable Note(s), if any, delivered to it under the Credit Agreement and requests that the Borrower exchange such Note(s) for new Notes payable to each of the Assignor and the Assignee as follows:

Note Payable to the Order of:	Principal Amount of Note:

_______________	$_________

_______________	$_________

3.The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor or any other Lender or the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender; (g) agrees to hold all confidential information in a manner consistent with the provisions of Section 10.9(g) of the Credit Agreement; and (h) includes herewith for the Administrative Agent the forms required by Section 3.11(e) of the Credit Agreement (if not previously delivered).

4.The effective date for this Assignment and Acceptance shall be as set forth in Section 1 of Schedule 1 hereto (the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for, to the extent required by the Credit Agreement, consent by the Borrower and the Administrative Agent and acceptance and recording in the Register.

5.Upon such consents, acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and the other Loan Documents to which Lenders are parties and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under each such agreement, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

6.Upon such consents, acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

7.THIS ASSIGNMENT AND ACCEPTANCE SHALL BE DEEMED TO BE A CONTRACT UNDER SEAL AND SHALL BE GOVERNED BY AND CONSTRUED IN

ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

8.This Assignment and Acceptance may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

[Signature Pages Follow]

WITNESS the following signatures as of the _____ day of __________, 20__.

ASSIGNOR:

__________________________________________

By:     ___________________________________
Name:    ___________________________________
Title:     ___________________________________
Ratable Share: ______%
Loans: $__________

ASSIGNEE:

__________________________________________

By:     ___________________________________
Name:    ___________________________________
Title:     ___________________________________
Ratable Share: ______%
Loans: $__________

*	The Ratable Share and the Loans of the Assignor and the Assignee set forth on this signature page are as of the Effective Date of this Assignment and Acceptance.

Acknowledged and Consented to on behalf of the Borrower: 1

W.W. GRAINGER, INC., as Borrower

By:     ___________________________________
Name:    ___________________________________
Title:     ___________________________________
Consented to and Accepted by:

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent

By:     ___________________________________
Name:    ___________________________________
Title:     ___________________________________

________________________________
1 If applicable pursuant to Section 10.9.

Schedule 1
to
Assignment and Acceptance

Assignment and Acceptance pursuant to the Credit Agreement dated as of May 8, 2012, as amended, restated, supplemented or otherwise modified, by and among by and among W.W. Grainger, Inc., a corporation organized under the laws of Illinois, the Lenders who are or may become a party thereto, as Lenders, and U.S. Bank National Association, as Administrative Agent.

1.Effective Date:    ____________, 20__

2.	Assignor’s InterestPrior to Assignment
(a)    Ratable Share    _____%
(b)    Outstanding balance of Loans    $__________

3.    Assigned Interest (from Section 1) of Loans    _____%

4.    Assignee’s Extensions of Credit
After Effective Date:

(a)    Total outstanding balance of
Assignee’s Loans
(line 2(b) times line 3)    $__________

5.    Retained Interest of Assignor after
Effective Date:

(a)    Retained Interest (from Section 1) of Loans    _____%

(b)    Outstanding balance of Assignor’s Loans
(line 2(b) times line 5(a))    $__________

6.    Payment Instructions

(a)    If payable to Assignor,
to the account of Assignor to:

_____________________________
_____________________________
ABA No.: _____________________
Account Name: _________________
Account No.: ___________________
Attn: _________________________
Ref: _________________________

(b)    If payable to Assignee, to the account
of Assignee to:

_____________________________
_____________________________
ABA No.: _____________________
Account Name: _________________
Account No.: ___________________
Attn: _________________________
Ref: _________________________

Schedule 1.1

Lenders and Commitments

LENDER	COMMITMENT PERCENTAGE	COMMITMENT
U.S. Bank National Association 209 South LaSalle Street Chicago, Illinois 60604 Attention: James N. DeVries Telephone No.: (312) 325-8885 Telecopy No.: (312) 325-8754	33.3333333333%	$100,000,000
The Northern Trust Company 50 South LaSalle Street, M-27 Chicago, Illinois 60603 Attention: Keith Burson Telephone No.: (312) 444-3009 Telecopy No.: (312) 557-1425	25.000000000000%	$75,000,000
JPMorgan Chase Bank, N.A. 10 South Dearborn Street, IL1-0364, 9th Floor Chicago, Illinois 60603 Attention: Suzanne Ergastolo Telephone No.: (312) 325-3221 Telecopy No.: (312) 794-7682	16.666666666667%	$50,000,000
Wells Fargo Bank, National Association 230 West Monroe Street, 29th Floor, Suite 1250 MAC E2616-290 Chicago, Illinois 60606-4703 Attention: Thomas Trail Telephone No.: (312) 845-4209 Telecopy No.: (312) 553-4783	16.6666666667%	$50,000,000
HSBC Bank USA, National Association 71 South Wacker Drive, Suite 2700 Chicago, IL 60606 Attention: Graeme Robertson Telephone No.: (312) 357-3997 Telecopy No.: (312) 357-3999	8.3333333333%	$25,000,000
AGGREGATE COMMITMENT	100.00%	$300,000,000

Schedule 5.5
Litigation
None.

Schedule 5.7
ERISA Compliance
None, it being understood that the Borrower does not maintain any Pensions Plans or contribute to any Multiemployer Plans.

Schedule 5.15
Subsidiaries and Material Equity Investments
A.    Subsidiaries
Acklands - Grainger Inc. (Canada)
-    Solus Sécurité Inc. (Canada)
American Fabory Corporation (Delaware)
-    Fabory USA Ltd. (Delaware)
-    Metric Fasteners Corporation (Delaware)
Dayton Electric Manufacturing Co. (Illinois)
GHC Specialty Brands, LLC (Wisconsin)
Grainger Caribe, Inc. (Illinois)
Grainger Colombia Holding Company, Inc. (Delaware)
-    Grainger Colombia S.A.S. (Colombia) (80% owned)
Grainger International, Inc. (Illinois)
-    Grainger Global Holdings, Inc. (Delaware)
-    Grainger China LLC (China)
-    Grainger Dominicana SRL (Dominican Republic)
-    Grainger Global Trading (Shanghai) Company Limited (China)
-    Grainger India Private Limited (India) (99.9% owned by Grainger Global Holdings, Inc. / 0.1% owned by Grainger Services International Inc.)
-    Grainger Industrial MRO de Costa Rica SRL (Costa Rica)
-    Grainger Panama Services S. de R.L. (Panama)
-    GWW Investments C.V. (Netherlands) (99% owned by Grainger Global Holdings, Inc. / 1% owned by WWGG LLC)
-    WWG International Finance C.V. (Netherlands) (99.9% owned by GWW Investments C.V. / 0.1% owned by WWGH LLC)
-    Grainger International Holdings B.V. (Netherlands)
-    BMFGH Holding B.V. (Netherlands)
-    BMFGH Manpar B.V. (Netherlands)
-    Fabory Masters in Fasteners Group B.V. (Netherlands)
-    Beleggingsmij Maasoever Rotterdam B.V. (Netherlands)
-    Hamos Holland B.V. (Netherlands)
-    Hamos België BVBA (Belgium) (93.3993% owned by Hamos Holland B.V. / 6.6007% owned by Klaassen Fasteners B.V.)
-    Pimentel Fasteners B.V. (Netherlands)
-    Klaassen Fasteners BVBA (Belgium) (0.1346% owned by Pimentel Fasteners B.V. / 99.8654% owned by Klaassen Fasteners B.V.)
-    CV Noordoever (Netherlands) (85% owned)
-    A. Klaassen Fasteners B.V. (Netherlands)
-    BMF Management Services B.V. (Netherlands)
-    Fabory UK Holdings Ltd. (United Kingdom)
-    Fabory UK Ltd. (United Kingdom)
-    Combori N.V. (Belgium) (99.9973% owned by Fabory Masters in Fasteners Group B.V. / 0.0027% owned by Borstlap International B.V.)
-    Fabory Centres Belgium N.V. (Belgium) (99.9959% owned by Combori N.V./ 0.0041% owned by Borstlap International B.V.)
-    Fabory Overseas Holding B.V. (Netherlands)

-    Inbema N.V. (Curaçao Netherlands Antilles)
-    Fabory Canada Inc. (Canada)
-    Sterling Fabory India Private Ltd. (India) (50% owned)
-    BMF Finance B.V. (Netherlands)
-    Fabory CZ Holding S.R.O. (Czech Republic) (80% owned by Fabory Masters in Fasteners Group B.V. / 20% owned by Borstlap International B.V.)
-    Fabory Nederland B.V. (Netherlands)
-    BMF Fundco B.V. (Netherlands) (37.5% owned by Fabory Nederland B.V. / 62.5% owned by Borstlap International B.V.)
-    Fabory Poland SPZOO (Poland) (0.6264% owned by Fabory Masters in Fasteners Group B.V. / 99.3736% owned by Borstlap International B.V.)
-    Borstlap International B.V. (Netherlands)
-    FFSA S.A. (France) (97.22203% owned by Borstlap International B.V. / 2.77783% owned by Fabory Nederland B.V. / 0.00003% owned by Borstlap Masters in Fasteners Group B.V. / 0.00003% owned by Fabory International B.V. / 0.00003 owned by [M. Jacques-Louis Bienfait] / 0.00003% owned by M. Oswald Van Den Belt / 0.00003% owned by M. Johan DeWandeleer)
-    Fabory France S.A. (France) (99.96225% owned by FFSA S.A. / 0.00938% owned by Borstlap Masters in Fasteners Group B.V. / 0.00938% owned by Fabory International B.V. / 0.00938% owned by Fabory Nederland B.V. / 0.00938% owned by Borstlap International B.V. / 0.00011% owned by M. Johan DeWandeleer / 0.00011% owned by M. Pascal Lecordier)
-    Fabory Portugal Lda. (Portugal)
-    Fabory Slovakia SRO (Slovakia)
-    Fabory Kötoelem Kereskedelmi KFT (Hungary)
-    Fabory SRL (Romania)
-    Fabory Bulgaria EOOD (Bulgaria)
-    Fabory Asia B.V. (Netherlands)
-    Fabory Shanghai Co. Ltd. (People’s Republic of China)
-    Fixbolt (Suhzou) Co., Ltd. Taicang (People’s Republic of China)
-    BMF Special Projects B.V. (Netherlands)
-    Fabory Industrial Services B.V. (Netherlands)
-    Dutch Industrial Fasteners B.V. (Netherlands)
-    Bopac Trading B.V. (Netherlands)
-    Grainger Asia Pacific K.K. (Japan)
-    Grainger Brasil Participacoes Ltda. (Brazil) (1% owned by GWW Investments C.V. / 99% owned by Grainger International Holdings B.V.)
-    LN Participacoes Ltda. (Brazil)
-    Grainger Brasil Comércio e Distribuição Ltda. (Brazil) (90.67% owned by Grainger Brasil Participacoes Ltda. / 9.33% owned by LN Participacoes Ltda.)
-    Grainger Peru S.R.L. (Peru) (99.99% owned by Grainger International Holdings B.V. / 0.01% owned by GWW Investments C.V.)
-    WWGH LLC (Delaware)
-    Grainger Panama S.A. (Panama)
-    Grainger Services International Inc. (Illinois)
-    MonotaRO Co., Ltd. (Japan) (47.42% owned by Grainger International, Inc. / 5% owned by

Grainger Japan, Inc.)*
-    Pro Tool Point Supply, Inc. (Illinois)
-    WWG de Mexico, S.A. de C.V. (Mexico) (99.99% owned by Grainger International, Inc. / .01% owned by W.W. Grainger, Inc.)
-    Grainger, S.A. de C.V. (Mexico) (99.99% owned by WWG de Mexico, S.A. de C.V. / .01% owned by Grainger International, Inc.)
-    MRO Soluciones, S.A. de C.V. (Mexico) (99.99% owned by WWG de Mexico, S.A. de C.V. / .01% owned by Grainger International, Inc.)
-    WWG Servicios, S.A. de C.V. (Mexico) (99.99% owned by WWG de Mexico, S.A. de C.V. / .01% owned by Grainger International, Inc.)
Grainger Japan Holdings, Inc. (Delaware)
-    Grainger Japan, Inc. (Delaware)
Grainger Latin America Holding Company, Inc. (Delaware)
-    Grainger Trinidad, Inc. (Delaware)
Grainger Management LLC (Illinois)
Grainger Registry Services, LLC (Delaware)
Grainger Service Holding Company, Inc. (Delaware)
Grainger Services Network, Inc. (Delaware)
-    Grainger Safety Services, Inc. (Delaware)
Grainger Worldwide Holdings, Inc. (Delaware)
-    India Pacific Brands (Mauritius)
-    Grainger Industrial Supply India Private Limited (India) (99.9999% owned by India Pacific Brands / 0.0001% owned by Grainger Worldwide Holdings, Inc.)
Imperial Supplies Holdings, Inc. (Delaware)
-    Imperial Supplies LLC (Delaware)
Mountain Ventures WWG, LLC (Delaware)
Mountain Ventures WWG III, LLC (Delaware)
Mountain Ventures WWG IV, LLC (Delaware)
Mountain Ventures WWG V, LLC (Delaware)
Mountain Ventures WWG VI, LLC (Delaware)
Mountain Ventures WWG, VII, LLC (Delaware)
Safety Registry Services, LLC (Delaware)
WEX WWG VIII, LLC (Delaware)
Zoro Tools, Inc. (Delaware)

*W.W. Grainger, Inc. owns a total of 52.42% of MonotaRO Co., Ltd. (Japan)

B.	Other material equity investments

None.

Schedule 5.16
Insurance
None.

Schedule 7.1
Existing Liens
Pursuant to the Negative Lien and Undertaking to Create a Charge Agreement (the “Negative Lien Agreement”), dated September 17, 2009, between Grainger Industrial Supply India Private Limited (“GISIPL”), a wholly owned Subsidiary of Borrower, and Hong Kong Shanghai Bank Corporation Limited (“HSBC”), as security for the 250,000,000 Indian Rupee credit facility (the “Indian Credit Facility”) provided by HSBC to GISIPL, (i) GISIPL shall not create any mortgage, charge, lien or encumbrance over any of its current or future assets for as long as any amounts are outstanding and payable under the Indian Credit Facility; and (ii) HSBC may create a charge over any of GISIPL’s assets at any time upon request by HSBC.